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NOTICE OF 1997
ANNUAL MEETING
AND PROXY STATEMENT

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                              CONTENTS


Notice of 1997 Annual Meeting of Share Owners................................. 5
Proxy Statement............................................................... 6

      * Election of Directors................................................. 6
        Information Relating to Directors, Nominees
          and Executive Officers............................................. 12
        Report of the Compensation Committee
          of the Board of Directors ......................................... 17
        Summary Compensation Table .......................................... 22
        Financial Performance Comparison Graphs.............................. 24
        Stock Options and Stock Appreciation Rights ......................... 26
        Contingent 1997-1999 Long-Term Financial Incentive Awards............ 28
        Retirement Benefits.................................................. 29

      * Appointment of Independent Auditors.................................. 30

      * Proposal for 2-for-1 Stock Split and Increase
          in Number of Authorized Shares..................................... 30

      * Proposal to Approve Executive Officer Performance Goals.............. 32

      * Proposal to Amend and Extend the GE 1990 Long-Term
          Incentive Plan..................................................... 37

      Share Owner Proposals relating to:
          *   No. 1   Term Limit for Outside Directors....................... 43
          *   No. 2   GE's Nuclear Power Business............................ 43
          *   No. 3   Environmental Report .................................. 44
          *   No. 4   Maquiladoras Report.................................... 45
          *   No. 5   Executive Compensation Limits.......................... 46
          *   No. 6   Military Contracts Standards........................... 48
        Other Matters ....................................................... 49
        Exhibit A: Proposed GE 1990 Long-Term Incentive Plan,
          as amended and restated as of April 23, 1997....................... 51

                         *  To be voted on at the meeting

                      EVERY SHARE OWNER'S VOTE IS IMPORTANT
                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                                 YOUR PROXY FORM

                   Printed on recycled paper using soybean ink


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                                  General Electric Company
                                  3135 Easton Turnpike, Fairfield, CT 06431

                                  March 12, 1997



Dear Share Owner,


     You are invited to attend the 1997 Annual Meeting to be held on Wednesday, April 23, in Charlotte, North Carolina.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

     If you plan to attend the meeting, please complete and return the advance registration form on the back page of this Proxy Statement. An admission card, which will expedite your admission to the meeting, will be mailed to you about three weeks prior to the meeting.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.

                                         Cordially,




                                         John F. Welch, Jr.
                                         Chairman of the Board


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                                       5





NOTICE OF 1997 ANNUAL MEETING
OF SHARE OWNERS

-------------------------------------------------------------------------------
10:00 a.m., EDT, April 23, 1997
Charlotte Convention Center
501 South College Street
Charlotte, North Carolina 28202
-------------------------------------------------------------------------------

March 12, 1997

To the Share Owners:

     General Electric Company's 1997 Annual Meeting of Share Owners will be held in the Charlotte Convention Center, 501 South College Street, Charlotte, North Carolina, on Wednesday, April 23, 1997, at 10:00 a.m., EDT. Following a report on GE's business operations, the share owners will act on the matters listed below:

      (a) Election of Directors for the ensuing year;

      (b) Approval of the appointment of Independent
          Auditors for 1997;

      (c) Proposed 2-for-1 Stock Split and Increase in Authorized Shares;

      (d) Management proposal to approve Executive Officer
          Performance Goals;

      (e) Management proposal to amend and extend the GE 1990 Long-Term Incentive Plan;

      (f) Consideration of the share owner proposals described in the accompanying Proxy Statement; and

      (g) Consideration of any other matters which may properly come before the meeting.

Share owners of record at the close of business on March 6, 1997, will be entitled to vote at the meeting and any adjournments.



Benjamin W. Heineman, Jr.
Secretary



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                                       6





PROXY STATEMENT

General Electric Company, Fairfield, Connecticut 06431

     This Proxy Statement is furnished in connection with the solicitation of proxies by General Electric Company on behalf of the Board of Directors for the 1997 Annual Meeting of Share Owners. Distribution of this Proxy Statement and a proxy form to share owners is scheduled to begin on or about March 12, 1997.

     You can ensure that your shares are voted at the meeting by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A share owner who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date, or by notifying the Inspectors of Election in writing of such revocation.


===============================================================================
ELECTION OF DIRECTORS

At the 1997 Annual Meeting, 14 directors are to be elected to hold office until the 1998 Annual Meeting and until their successors have been elected and have qualified. The nominees listed on pages 7 to 11 with brief biographies are all now GE directors. Mr. Sam Nunn was elected to the Board in January 1997. Under the Board's retirement policy, Mr. Robert E. Mercer, who has served as a director since 1984, will not be standing for re-election. The Board knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend.



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                                       7





[PICTURE OF D. WAYNE  CALLOWAY APPEARS HERE]


D. WAYNE CALLOWAY, 61, DIRECTOR AND RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, PEPSICO, INC., BEVERAGES, SNACK FOODS AND RESTAURANTS, PURCHASE, N.Y. DIRECTOR SINCE 1991.

A graduate of Wake Forest University, Mr. Calloway joined PepsiCo in 1967, became president and chief operating officer of Frito-Lay, Inc. in 1976 and chairman of the board and chief executive officer of Frito-Lay in 1978. Mr. Calloway became executive vice president, chief financial officer and director of PepsiCo in 1983, president and chief operating officer in 1985 and chairman and chief executive officer in 1986. In 1996, he retired as chief executive officer. He is also a director of Citicorp and Exxon, and a trustee of Wake Forest University.


[PICTURE OF SILAS S.  CATHCART APPEARS HERE]

SILAS S. CATHCART, 70, RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, ILLINOIS TOOL WORKS, INC., DIVERSIFIED PRODUCTS, CHICAGO, ILL. DIRECTOR 1972-1987 AND SINCE 1990.

Following his graduation from Princeton in 1948, Mr. Cathcart joined Illinois Tool Works, Inc., a manufacturer of tools, fasteners, packaging and other products. He was named a vice president in 1954, executive vice president in 1962, president and director in 1964, and served as chairman from 1972 to 1986. From 1987 to 1989, he served as chairman of the board of Kidder, Peabody Group Inc. Mr. Cathcart is a director of Allegiance Corporation, Montgomery Ward & Co., Inc. and Quaker Oats Company. He also serves on the board of the Chicago Botanic Garden and is a trustee of the Buffalo Bill Historical Society.


[PICTURE OF DENNIS D.  DAMMERMAN APPEARS HERE]

DENNIS D. DAMMERMAN, 51, SENIOR VICE PRESIDENT, FINANCE, AND CHIEF FINANCIAL OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1994.


Mr. Dammerman joined GE after graduating from the University of Dubuque in 1967. He had financial assignments in several GE businesses before being named vice president and comptroller of General Electric Credit Corporation (now GE Capital Corporation) in 1979. In 1981, he became vice president and general manager of GE Capital's Commercial Financial Services Department and, later that year, of GE Capital's Real Estate Financial Services Division. In 1984, he was elected senior vice president for finance and became an executive officer of GE.

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                                       8





[PICTURE OF PAOLO  FRESCO APPEARS HERE]

PAOLO FRESCO, 63, VICE CHAIRMAN OF THE BOARD AND EXECUTIVE OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1990.

Mr. Fresco received a law degree from the University of Genoa. After practicing law in Rome, he joined GE's Italian subsidiary, Compagnia Generale di Elettricita (COGENEL), in 1962 as corporate counsel, becoming president and general manager of that company in 1972. In 1976, he joined GE's International Group and was elected a vice president in 1977. Mr. Fresco became vice president and general manager - Europe and Africa Operations in 1979, and in 1985 was named vice president and general manager - International Operations. In 1987, he was elected senior vice president - GE International. He became a member of the Board in 1990, and was elected vice chairman of the Board and executive officer in 1992. He is a director of Fiat SPA.


[PICTURE OF CLAUDIO X.  GONZALEZ APPEARS HERE]

CLAUDIO X. GONZALEZ, 62, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, KIMBERLY-CLARK DE MEXICO, S.A. DE C.V., MEXICO CITY, AND DIRECTOR, KIMBERLY-CLARK CORPORATION, CONSUMER AND PAPER PRODUCTS. DIRECTOR SINCE 1993.

Mr. Gonzalez is a graduate of Stanford University. He was employed by Kimberly-Clark in 1956 and by Kimberly-Clark de Mexico, S.A. in 1957. He was elected vice president of operations of Kimberly-Clark de Mexico, S.A. in 1962 and executive vice president and managing director in 1966. He assumed his present position in 1973. Mr. Gonzalez is a director of Kellogg Company, The Mexico Fund, Inc., Planet Hollywood, Inc., Banco Nacional de Mexico, Grupo Carso, Grupo Industrial ALFA, Grupo Modelo, S.A. de C.V., Synkro and Telefonos de Mexico.


[PICTURE OF GERTRUDE G. MICHELSON APPEARS HERE]

GERTRUDE G. MICHELSON, 71, FORMER SENIOR VICE PRESIDENT - EXTERNAL AFFAIRS AND FORMER DIRECTOR, R. H. MACY & CO., INC., RETAILERS, NEW YORK, N.Y. DIRECTOR SINCE 1976.

Mrs. Michelson received a BA degree from Pennsylvania State University in 1945 and an LLB degree from Columbia University in 1947, at which time she joined Macy's - New York. Mrs. Michelson was elected a vice president in 1963, senior vice president in 1979, and was named senior vice president - external affairs in 1980. She served as senior advisor to R. H. Macy & Co., Inc. from 1992 to 1994. She is also a director of The Chubb Corporation, The Goodyear Tire & Rubber Company and Stanley Works. Mrs. Michelson is chairman emeritus of the Board of Trustees of Columbia University and a governor of the American Stock Exchange.


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                                       9





[PICTURE OF SAM NUNN APPEARS HERE]

SAM NUNN, 58, PARTNER, KING & SPALDING, LAW FIRM,
ATLANTA, GA. DIRECTOR SINCE 1997.

After attending Georgia Institute of Technology and serving in the U.S. Coast Guard, Mr. Nunn received an AB degree from Emory University in 1960 and an LLB degree from Emory Law School in 1962. He then practiced law and served in the Georgia House of Representatives before being elected to the United States Senate in 1972, where he served as the chairman and ranking member on both the Senate Armed Services Committee and the Senate Permanent Committee on Investigations before retiring in 1997. Mr. Nunn is a director of The Coca-Cola Company, National Service Industries, Inc., and Total Systems Services, Inc., and is involved in public policy work at the Center for Strategic and International Studies (CSIS) and the Sam Nunn School of International Affairs at the Georgia Institute of Technology.

[PICTURE OF JOHN D. OPIE APPEARS HERE]

JOHN D. OPIE, 59, VICE CHAIRMAN OF THE BOARD AND EXECUTIVE OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1995.

Mr. Opie joined GE after graduating from Michigan College of Mining and Technology with a BS degree in 1961. He has held key leadership positions in several GE materials and electrical products businesses. He became vice president of the Lexan Products Division in 1980, vice president of the Specialty Plastics Division in 1982, vice president of the Construction Equipment Business Operations in 1983, and senior vice president and head of GE Lighting in 1986. He was elected vice chairman of the Board and executive officer in 1995.



[PICTURE OF ROGER  S.  PENSKE APPEARS HERE]

ROGER S. PENSKE, 60, CHAIRMAN OF THE BOARD, PENSKE CORPORATION, PENSKE MOTORSPORTS, INC., DETROIT DIESEL CORPORATION, AND PENSKE TRUCK LEASING CORPORATION, TRANSPORTATION AND AUTOMOTIVE SERVICES, DETROIT, MICH. DIRECTOR SINCE 1994.

A 1959 graduate of Lehigh (Pa.) University, Mr. Penske founded Penske Corporation in 1969. He became chairman of the board of Penske Truck Leasing Corporation in 1982; chairman and chief executive officer of Detroit Diesel Corporation in 1988; and chairman of the board of Penske Motorsports, Inc., in 1996. Mr. Penske is also a director of Gulfstream Aerospace Corporation and Philip Morris Companies Inc. He serves as a trustee of the Henry Ford Museum and Greenfield Village, a director of Detroit Renaissance, and is a member of the Business Council.


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                                       10





[PICTURE OF BARBARA  SCOTT  PREISKEL APPEARS HERE]

BARBARA SCOTT PREISKEL, 72, FORMER SENIOR VICE PRESIDENT, MOTION PICTURE ASSOCIATIONS OF AMERICA, NEW YORK, N.Y. DIRECTOR SINCE 1982.

Mrs. Preiskel graduated from Wellesley College and Yale Law School. She joined the Motion Picture Associations of America in 1959 as deputy attorney and served as senior vice president and general counsel from 1977 to 1983. Mrs. Preiskel is a trustee of Wellesley College and Tougaloo College. She is a director of American Stores Company, Massachusetts Mutual Life Insurance Company, Textron Inc. and The Washington Post Company.




[PICTURE OF FRANK H. T. RHODES APPEARS HERE]

FRANK H. T. RHODES, 70, PRESIDENT EMERITUS, CORNELL UNIVERSITY, ITHACA, N.Y. DIRECTOR SINCE 1984.

An English-born naturalized U.S. citizen, Dr. Rhodes holds bachelor of science, doctor of philosophy and doctor of science degrees from the University of Birmingham (U.K.). He served as president of Cornell University from 1977 to 1995. Dr. Rhodes is a director of Tompkins County Trust Company. He is a trustee of the Mellon Foundation and the Dyson Charitable Fund. He was appointed by President Reagan as a member of the National Science Board, of which he is a former chairman, and by President Bush as a member of the President's Education Policy Advisory Committee.



[PICTURE OF ANDREW C. SIGLER APPEARS HERE]

ANDREW C. SIGLER, 65, RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, CHAMPION INTERNATIONAL CORPORATION, PAPER AND FOREST PRODUCTS, STAMFORD, CONN. DIRECTOR SINCE 1984.

A graduate of Dartmouth College with an MBA degree from its Amos Tuck School of Business Administration, Mr. Sigler joined Champion Papers Inc., a predecessor of Champion International, in 1956. He became executive vice president of Champion International in 1972, a director in 1973, president and chief executive officer in 1974, and served as chairman from 1979 until his retirement in 1996. Mr. Sigler is also a director of Allied Signal, Inc., Bristol-Myers Squibb Company and The Chase Manhattan Corporation, and is a member of the Board of Trustees of Dartmouth College. He is a member of the Business Council and is active in various civic organizations.


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[PICTURE OF DOUGLAS A. WARNER III APPEARS HERE]

DOUGLAS A. WARNER III, 50, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT, J.P. MORGAN & CO. INCORPORATED AND MORGAN GUARANTY TRUST COMPANY, NEW YORK, N.Y. DIRECTOR SINCE 1992.

Following graduation from Yale University in 1968, Mr. Warner joined Morgan Guaranty Trust Company, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated. He was named an executive vice president of the bank in 1987, executive vice president of the parent in 1989, and managing director of the bank and its parent in 1989. He was elected president and director of the bank and its parent in 1990 and became chairman and chief executive officer in 1995. Mr. Warner is also a director of Anheuser-Busch Companies, Inc., vice chairman of the Board of Managers and the Board of Overseers of the Memorial Sloan-Kettering Cancer Center, vice chairman of the Business Council, and a trustee of Cold Spring Harbor Laboratory and of the Pierpont Morgan Library.




[PICTURE OF JOHN F.  WELCH,  JR. APPEARS HERE]

JOHN F. WELCH, JR., 61, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1980.
PANY. DIRECTOR SINCE 1980.

A 1957 graduate of the University of Massachusetts with MS and PhD degrees from the University of Illinois, Mr. Welch joined GE in 1960. Following managerial assignments in the plastics and chemical and metallurgical businesses, he was elected a vice president in 1972. In 1973, he was named vice president and group executive of the Components and Materials Group. He became a senior vice president and sector executive of the Consumer Products and Services Sector in 1977 and was elected a vice chairman and named an executive officer in 1979. Mr. Welch was elected chairman and named chief executive officer in 1981.


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===============================================================================
INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table includes all GE stock-based holdings, as of February 7, 1997, of the Company's directors and five most highly compensated executive officers. This table indicates the alignment of the named individuals' financial interests with the interests of the Company's share owners because the value of their total GE holdings will increase or decrease in line with the price of GE's stock.


---------------------------------------------------------------------------------------------------
                           Common Stock and Total Stock-Based Holdings
---------------------------------------------------------------------------------------------------

       Name                  Stock <F1>   Total <F2> Name                   Stock <F1> Total <F2>
---------------------------------------------------------------------------------------------------

D. Wayne Calloway         -------        -------     Sam Nunn               -------        -------
Silas S. Cathcart         ------- <F3>   -------     John D. Opie           -------        -------
Dennis D. Dammerman       ------- <F4>   -------     Roger S. Penske        -------        -------
Paolo Fresco              -------        -------     Barbara Scott Prieskel ------- <F5>   -------
Claudio X. Gonzalez       -------        -------     Frank H. T. Rhodes     -------        -------
Benjamin W. Heineman, Jr. -------        -------     Andrew C. Sigler       -------        -------
Robert E. Mercer          -------        -------     Douglas A. Warner III  ------- <F6>   -------
Gertrude Michelson        -------        -------     John F. Welch, Jr.     ------- <F7>   -------

---------------------------------------------------------------------------------------------------
Common stock holdings of all directors and executive officers as a group were ___________ <F8>
---------------------------------------------------------------------------------------------------

     Notes:

     <F1> This column lists voting securities, including restricted stock held by executive officers over which the officers have voting power but no investment power. Otherwise, each director or officer has sole voting and investment power over the shares reported, except as noted. This column also includes _______ shares for Mr. Calloway, _______ shares for Mr. Cathcart, ______ shares for Messrs. Gonzalez and Warner, ______ shares for Mr. Penske and ______ shares for each other non-employee director except for Mr. Nunn, which may be acquired by such director pursuant to stock options that are or will become exercisable within 60 days. No director or executive officer owns more than one-tenth of one percent of the total outstanding shares, nor do all directors and executive officers as a group own more than one percent of the total outstanding shares.

     <F2> This column shows the individual's total stock-based holdings, including the voting securities shown in the "Stock" column (as described in footnote 1), plus non-voting interests, including, as appropriate, the individual's holdings of stock appreciation rights, restricted stock units, deferred compensation accounted for as units of GE stock, and stock options that will not become exercisable within 60 days.

     <F3> Includes  ______ shares over which Mr.  Cathcart has shared voting and investment power.

     <F4> Includes _______ shares over which Mr. Dammerman has shared voting and investment power but as to which he disclaims any other beneficial interest.

     <F5> Includes ______ shares over which Mrs. Preiskel has shared voting and investment power but as to which she disclaims any other beneficial interest.

     <F6> Includes ___ shares over which Mr. Warner has shared voting and investment power but as to which he disclaims any other beneficial interest.

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                                       13



     <F7> Includes _______ shares over which Mr. Welch has shared voting and investment power but as to which he disclaims any other beneficial interest.

     <F8> Includes _______ shares over which there are shared voting and/or investment powers.


================================================================================
BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held nine meetings during 1996. The average attendance by directors at Board meetings, and Committee meetings they were scheduled to attend, was over 97%.

   Among the committees of the Board of Directors are a Nominating Committee, a Management Development and Compensation Committee, and an Audit Committee.

   Members of the Nominating Committee are Directors Sigler (Chairman), Calloway, Cathcart, Michelson and Warner. This committee's responsibilities include the selection of potential candidates for director and the recommendation of candidates to the Board. It also makes recommendations to the Board concerning the structure and membership of the other Board Committees. The Nominating Committee held three meetings during 1996. This committee will consider share owner recommendations for director sent to the Nominating Committee, c/o Benjamin W. Heineman, Jr., Secretary, General Electric Company, Fairfield, CT 06431.

   Members of the Management Development and Compensation Committee are Directors Cathcart (Chairman), Gonzalez, Michelson, Rhodes and Sigler. This committee has two primary responsibilities: (1) to monitor the Company's management resources, structure, succession planning, development and selection process and the performance of key executives; and (2) to review and approve executive compensation and changes. It also serves as the committee administering the GE 1990 Long-Term Incentive Plan and the Incentive Compensation Plan. This committee met nine times during 1996.

   Members of the Audit Committee are Directors Michelson (Chairman), Cathcart, Penske, Preiskel and Rhodes. This committee is primarily concerned with the effectiveness of the audits of GE by its internal audit staff and by the independent auditors. Its duties include: (1) recommending the selection of independent auditors; (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (3) reviewing the organization and scope of GE's internal system of audit and financial controls; (4) appraising GE's financial reporting activities (including its Proxy Statement and Annual Report) and the accounting standards and principles followed; and (5) examining other reviews relating to compliance by employees with important GE policies. There were four meetings of the Audit Committee during 1996.

   Non-employee directors are paid an annual retainer of $50,000 plus a fee of $1,400 for each Board meeting and for each Board Committee meeting

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                                       14



attended. A director may make an irrevocable election each year to defer all or a portion of annual retainer and fees. At the director's option, his or her account is credited with units accounted for as GE common stock or the dollar amount of the deferral. Accounts are also credited with common stock dividend equivalents or interest equivalents based on the yield for long-term U.S. government bonds. Participants will receive payments from their account in cash, in either a lump sum or annual installments, after termination of Board service. Non-employee directors are also paid a travel allowance for attendance at Board meetings.

   Any non-employee director who has served as a director for at least five years, is 65 years of age or older, and retires directly from the Board is eligible to elect to receive: (1) an annual retirement benefit for the lives of the director and eligible surviving spouse in the amount of the retainer fee in effect at retirement; or (2) in lieu thereof, a life insurance benefit in the amount of $450,000. The Board has decided that no director shall stand for re-election after his or her 73rd birthday. GE also provides each non-employee director with group life and accidental death insurance in the aggregate amount of $150,000. The non-employee directors are not eligible to participate in GE's Incentive Compensation Plan, employee stock option plans or in any pension plans of GE or its subsidiaries.

   GE has had directors' and officers' liability insurance in effect since 1968. GE also has fiduciary liability insurance covering fiduciaries of GE's employee benefit plans. Zurich Insurance Company and American International Specialty Lines Company are the principal underwriters. The directors' and officers' liability insurance covers directors, officers and certain managers of GE and its subsidiaries. The fiduciary liability insurance covers, among others, directors, officers and employees who may be fiduciaries of any of GE's employee benefit plans. The current term of the policies will be until June 11, 2001. The total annual premium is approximately $4.3 million.

   As part of the Company's overall support for charitable institutions, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a plan which permits each director to recommend up to five charitable organizations that would share in a $1 million contribution to be made by the Company upon the director's retirement or death. The Company's payment of the contributions will ultimately be recovered from life insurance policies that the Company maintains on the directors for this purpose. The directors will not receive any financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to the Company. The overall program will not result in a material cost to the Company.

     To further align the non-employee directors' interests with the long-term interests of the share owners, the 1996 Stock Option Plan for Non-Employee Directors automatically provides yearly grants of options from 1997 through 2003 (with each grant becoming exercisable in four equal annual installments) to each non-employee director who is serving on the Board at the time of such

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                                       15



grant. Each annual grant permits the holder to purchase from GE up to 3,000 shares of GE's common stock at the fair market value of such shares on the date the option was granted. The first grant was made on January 31, 1997 at an exercise price of $103.50 per share, and annual grants will be made on the last day of trading of GE stock in each January thereafter through 2003. The options expire ten years after the date they were granted or at such earlier date as may be provided by the Plan provisions upon retirement, disability, death or other termination of service. The Plan is administered by a committee of employee directors, none of whom is eligible to receive awards under the Plan. In September 1996, after the share owners had approved the Plan at the 1996 Annual Meeting, a share owner filed a civil suit (the Cohen action) in New York State Supreme Court, New York County, purportedly as a class action on behalf of all share owners and as a derivative action brought on behalf of the Company, seeking compensatory damages and invalidation of the Plan and of all options granted under the Plan. The suit names the directors, other than Mr. Nunn, as defendants and claims that the defendants breached their fiduciary duties because the 1996 Proxy Statement, which recommended share owner approval of the Plan, did not quantify the value of the options and stated that the options have no value whatsoever to the directors unless the GE stock price increases above the market price on the date of the grant. The Company and the other defendants in the suit believe the claims are without merit and are defending the suit.


     The directors (other than Messrs. Dammerman, Nunn, Opie and Penske) are also defendants in two civil suits purportedly brought on behalf of the Company as share owner derivative actions (the Kidder actions) in New York State Supreme Court, New York County, in 1994. The suits claim that the Company's directors breached their fiduciary duties to the Company by failing to adequately supervise and control its indirect subsidiary, Kidder, Peabody & Co., Incorporated, where an employee created $350 million of false trading profits. The suit seeks compensatory damages and other relief. The court has granted the Company's motion to dismiss the suit and the an appeal has been filed .

     The directors (other than Messrs. Calloway, Gonzalez, Nunn, Opie, Penske and Warner) and certain officers are also defendants in a civil suit purportedly brought on behalf of the Company as a share owner derivative action (the McNeil action) in New York State Supreme Court, New York County, in 1991. The suit alleges the Company was negligent and engaged in fraud in connection with the design and construction of containment systems for nuclear power plants and contends that, as a result, GE has incurred significant financial liabilities and is potentially exposed to additional liabilities from claims brought by the Company's customers. The suit alleges breach of fiduciary duty by the directors and seeks unspecified compensatory damages and other relief. The Company and the defendants believe these claims are without merit and are defending the suit.

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                                       16



*     CERTAIN TRANSACTIONS

Mr. Penske has an indirect financial interest in Penske Truck Leasing Co., L.P., a partnership formed in 1988 between a subsidiary of Penske Corporation and a subsidiary of GE Capital Corporation (GE Capital) in order to operate a truck leasing and rental business. In 1996, the partnership repurchased, for $275 million which was loaned to the partnership by GE Capital and is currently outstanding, a portion of the 50% partnership interest held by the Penske
Corporation subsidiary, reducing that interest to 21% and increasing GE Capital's interest in the partnership from 50% to 79%. In addition, the Penske Corporation subsidiary will receive annual payments, declining from $11.3 million to $9.3 million over a 10-year period, with the majority of such payments contingent upon the partnership achieving certain revenue thresholds. Consistent with its general practices for providing working capital funding for its affiliates and certain joint ventures, GE Capital has guaranteed approximately $494 million of the partnership's debt, and $79.4 million of a letter of credit reimbursement obligation of the partnership, and has provided the partnership a $2 billion revolving line of credit, under which approximately $1.3 billion was outstanding at the end of 1996, all on terms substantially equivalent to those extended to such entities.

     GE has, for a number of years, used the services of the law firm of King & Spalding, in which Mr. Nunn became a partner in 1997, for a variety of matters. Also, GE and its subsidiaries have obtained investment banking and other financial services from J.P. Morgan & Co., Incorporated, of which Mr. Warner is Chairman of the Board and Chief Executive Officer, and its subsidiaries. GE and its subsidiaries also have purchase, lease, finance, insurance and other transactions and relationships in the normal course of business with other companies and organizations with which GE directors are associated, but which are not sufficiently significant to be reportable. Management believes that all of these transactions and relationships during 1996 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future. In the normal course of his employment by the Company, Mr. Opie's son earned compensation in excess of $60,000 during 1996. In connection with the relocation of William J. Conaty at the time of his promotion to the position of Senior Vice President - Human Resources in 1993, the Company provided a $500,000 loan to assist him in purchasing a home. The loan was secured by a second mortgage on the home and has been repaid in full, with interest at the Company's commercial paper borrowing rate.

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                                       17



REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


* COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Management Development and Compensation Committee of the Board of Directors (the Committee), consisting entirely of non-employee Directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Company's basic compensation program for executive officers currently consists of the following elements: annual payments of salary and bonuses; annual grants of stock options; and periodic grants of restricted stock units (RSUs) and other contingent long-term financial performance awards. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose. All stock option, RSU and contingent long-term financial performance awards were made under the share-owner-approved GE 1990 Long-Term Incentive Plan (the Plan), which limits total annual awards to less than 1% of issued shares.

     As in prior years, all of the Committee's judgments during 1996, regarding the appropriate form and level of executive compensation payments and awards were ultimately based upon the Committee's assessment of the Company's executive officers, the increasingly competitive demand for superior executive talent, the Company's overall performance and GE's future objectives and challenges. Although the Committee did not rely solely upon a guideline or formula based on any particular performance measure or single event in 1996, the specific factors affecting the Committee's judgment included, among other things: strong increases in the earnings of the Company and a record operating margin rate reflecting solid productivity gains in a period of intense competition; development and implementation of aggressive quality initiatives to achieve preeminent leadership in all the Company's product and service offerings; increased revenues generated outside the United States and further improvements in the Company's global competitive position through a number of strategic transactions and joint ventures with partners in developing markets; accelerated growth of the Company's global service offerings; leadership in insuring compliance with applicable law and company ethics policies; and continuation of productivity, asset utilization and employee involvement initiatives that, among other things, improved cash flow and increased return on share owner equity. The Committee also considered the compensation practices and performances of other major corporations which are most likely to compete with the Company for the services of executive officers. Based upon all factors it deemed relevant, including those noted above and the Company's superior overall long-term performance, the Committee considered it appropriate, and in the best interest of the Company and the share owners, to set the overall level of the Company's salary, bonus and other compensation awards well above the average of companies in the comparison group in

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                                       18



order to enable the Company to continue to attract and retain the highest level of executive talent possible.

     Salary payments in 1996 were made to compensate ongoing performance throughout the year. Bonuses for 1996 were based upon the Committee's determination that the Company's 1996 financial results had exceeded performance goals previously established by the Committee and upon its judgment regarding the significance of the executive officers' contributions during 1996. Stock options, stock appreciation rights (SARs) and RSUs provide strong incentives for continued superior performance because, under the terms of these awards, unexercised stock options and SARs, and RSUs for which restrictions have not lapsed, are forfeited if the executive officer is terminated by the Company for performance or voluntarily leaves the Company before retirement. Generally, the restrictions on 25% of RSUs lapse three years after grant, an additional 25% lapse in seven years, and the remaining 50% lapse at retirement. Stock options and SARs generally become exercisable in two installments, the first half after three years and the other half after five years from the date of grant. The number of stock options granted to the Company's five most highly compensated executive officers, and the hypothetical potential value of the awards, are shown in the table on page 27. Each stock option permits the holder, generally for a period of ten years, to purchase one share of GE stock from the Company at the market price of GE stock on the date of grant. In 1996, the Committee changed its practice and granted stock options instead of SARs to key executives in light of recent developments, including enactment of a federal law designed to discourage frivolous private securities litigation. The Committee also replaced all outstanding SARs that had not become exercisable in 1996 with stock options. The replacement stock options have grant prices, forfeiture provisions, and vesting and expiration dates identical to the SARs which they replaced in order to provide the same incentive values as the original SARs without increasing the economic benefit to any executive officer.

     After determining that the Company's performance from July 1994 through December 1996 had met or exceeded the financial performance goals for return on equity, cash flow, and earnings per share which it had previously established, the Committee authorized payments totalling $___ million to senior operating managers and key executives under contingent long-term financial performance incentive awards granted in 1994, and determined that a minimum of 25% of the payments would be made in GE stock, or in GE stock units payable in cash after termination of employment. The Company's market value to its share owners increased by more than $82 billion during the performance period of this long-term incentive program. Specific payments to the Company's named executive officers are shown in the "LTIP Payouts" column of the Summary Compensation Table on page 23. In 1997, the Committee also approved similar contingent long-term financial performance incentive awards for senior operating managers and key executives to provide a continued emphasis throughout 1997-1999 on specified performance goals which the Committee considers to be important


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                                       19



contributors to long-term share owner value. These awards are contingent upon share owner approval of the material terms of the performance goals in accordance with Section 162(m) of the Internal Revenue Code, as proposed beginning on page 32, and will be subject to forfeiture if the executive's employment terminates before December 31, 1999 for any reason other than disability, death or retirement. The new awards are described more fully on page 28.
     The Committee's decisions concerning the specific 1996 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, prior-year bonus and other compensation awards. As noted above, in all cases the Committee's specific decisions involving 1996 executive officer compensation were ultimately based upon the Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for the executive to sustain and enhance the Company's long-term superior performance.



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                                       20



*  BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION


In 1996, Mr. Welch received total cash payments of $_______ in salary and bonus, as shown in the Summary Compensation Table on page 22. The Committee continued to consider this level of payment appropriate in view of Mr. Welch's leadership of one of the world's top companies in terms of earnings, balance sheet strength, creation of share owner value and management processes.

     In 1996, the Committee also granted Mr. Welch 320,000 stock options, half of which will become exercisable in 1999, and half in 2000. The primary basis for the Committee's determination to grant such stock options to Mr. Welch in 1996 was to provide a strong incentive for him to increase the value of the Company during the remainder of his employment.

     The bases for the Committee's determinations regarding Mr. Welch's compensation in 1996 included his aggressive leadership which drove the Company's outstanding financial results and improved its overall global competitive position; his vision and determination to achieve preeminent quality in all of the Company's products and services; and his drive to reinforce a culture of integrity, stretch targets, boundaryless behavior, and employee involvement throughout the Company. As in prior years, the key judgment the Committee made in determining Mr. Welch's 1996 compensation was its assessment of his ability and dedication to enhance the long-term value of the Company for the share owners by continuing to provide the leadership and vision that he has provided throughout his tenure as CEO.



*  BROAD-BASED EMPLOYEE STOCK OPTION PLAN

In addition to granting 1.3 million stock options (about 14% of the total number of stock options awarded in 1996) to the Company's 21 executive officers under the program described above, the Committee also granted 8.2 million stock options (about 86% of the total) to over 7,000 other GE employees under the Company's broad-based stock option program. This broad-based program was initiated in 1989 and is a vital element of the Company's drive to empower, and motivate outstanding long-term contributions by, the high-performing employees who will lead GE into the 21st century. It is designed to create in the Company the entrepreneurial environment and spirit of a small company and to provide broad incentives for the day-to-day achievements of these employees in order to sustain and enhance GE's long-term performance. The Committee believes that the superior performance of these individuals has contributed significantly to the productivity gains that led to the solid financial performance of the Company's operations in 1996. Currently, there are more than 22,000 individuals below the executive officer level who have been awarded one or more stock option grants under this broad-based program.

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                                       21



*  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Development and Compensation Committee is composed of the following non-employee directors: Silas S. Cathcart (Chairman), Claudio X. Gonzalez, Gertrude G. Michelson, Frank H. T. Rhodes and Andrew C. Sigler. Mr. Cathcart was reappointed to the Committee in 1992 and became Chairman in 1993. He served as a member of the Committee from 1977 to 1987, and as a director of the Company since 1972, except for the period during 1987 to 1989 when he served as Chairman and CEO of Kidder, Peabody Group Inc., a former operating subsidiary of the Company.


                                      *****
   The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Management Development and Compensation Committee during 1996:

      Silas S. Cathcart (Chairman)  Frank H. T. Rhodes
      Claudio X. Gonzalez           Andrew C. Sigler
      Gertrude G. Michelson

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                                       22




================================================================================
SUMMARY COMPENSATION TABLE

                                       Annual Compensation

-----------------------------------------------------------------------------------------------

Name and                                                         Other Annual      Total Annual
Principal Position              Year       Salary        Bonus   Compensation<F1>  Compensation
-----------------------------------------------------------------------------------------------

John F. Welch, Jr               1996   $---------   $---------           --         $---------
Chairman of the Board and       1995    2,000,000    3,250,000     $   71,228        5,321,228
Chief Executive Officer         1994    1,850,000    2,500,000           --          4,350,000

Paolo Fresco                    1996   $---------    $--------           --         $---------
Vice Chairman of the Board      1995    1,025,000    1,550,000     $   60,059        2,635,059
and Executive Officer           1994      875,000    1,250,000           --          2,125,000

John D. Opie                    1996   $---------    $--------           --         $---------
Vice Chairman of the Board      1995      716,700      800,000           --          1,516,700
and Executive Officer           1994      621,250      550,000           --          1,171,250

Dennis D. Dammerman             1996   $---------   $--------           --         $---------
Senior Vice President,          1995      850,000      850,000           --          1,700,000
Finance                         1994      775,000      700,000           --          1,475,000

Benjamin W. Heineman, Jr        1996   $---------    $--------           --         $---------
Senior Vice President,          1995      800,000      775,000     $   64,081        1,639,081
General Counsel and Secretary   1994      762,500      665,000           --          1,427,500
-----------------------------------------------------------------------------------------------

     Notes:

     <F1> This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds.

     <F2> This column shows the market value of restricted stock unit (RSU)
awards on date of grant. The Committee periodically grants restricted stock or RSUs to senior officers of the Company. The aggregate holdings/value of restricted stock and RSUs from prior years held on December 31, 1996, by the individuals listed in this table, are: Mr. Welch, 567,500 shares or units/$56,111,563; Mr. Fresco, 203,500 shares or units/$20,121,063; Mr. Opie,
153,000 shares or units/$15,127,875; Mr. Dammerman, 179,500 shares or units/$17,748,063; and Mr. Heineman, 107,500 shares or units/$10,629,063. The restrictions on these units lapse on a scheduled basis over the executive officer's career, or upon death, with the restrictions on 25% of the units generally scheduled to lapse three and seven years after the date of grant, and the restrictions on the remaining 50% scheduled to lapse at retirement. Regular quarterly dividends or dividend equivalents are paid on restricted stock and RSUs held by these individuals.

     <F3> These amounts represent the dollar value of payouts in 1997 pursuant to the long-term financial performance incentive awards granted in 1994 as described in the Compensation Committee Report on page 18.

     <F4> These amounts represent Company payments of 3 1/2% of eligible pay made in connection with the Company's Savings and Security Program.



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                                       23




================================================================================
                             Long-Term Compensation

----------------------------------------------------------------------------------

                                                   Awards              Payouts
                                          ------------------------     -------
                                                            Number
                                         Restricted       of Stock
Name and                                      Stock        Options     LTIP
Principal Position                            Units<F2>    or SARs     Payouts<F3>
----------------------------------------------------------------------------------

John F. Welch, Jr              1996              --         320,000     $--------
Chairman of the Board and      1995       $11,425,000       320,000           --
Chief Executive Officer        1994              --         320,000           --

Paolo Fresco                   1996              --         160,000     $--------
Vice Chairman of the Board     1995       $ 5,712,500       160,000           --
and Executive Officer          1994              --         160,000           --

John D. Opie                   1996              --         100,000     $--------
Vice Chairman of the Board     1995       $ 3,427,500        85,000           --
and Executive Officer          1994              --          65,000           --

Dennis D. Dammerman            1996              --          85,000     $--------
Senior Vice President,         1995       $ 3,427,500        85,000         --
Finance                        1994         1,687,500        95,000         --

Benjamin W. Heineman, Jr       1996              --          45,000     $--------
Senior Vice President,         1995       $ 1,713,750        45,000         --
General Counsel and Secretary  1994              --          45,000         --


================================================================================

                             All Other Compensation
-----------------------------------------------------------------------------------------------

                                         Payments
                                         Relating Earnings on        Value of
                                         Employee    Deferred    Supplemental
Name and                                  Savings     Compen-  Life Insurance   Total All Other
Principal Position                           Plan<F4> sation<F5>   Premiums<F6>    Compensation
-----------------------------------------------------------------------------------------------

John F. Welch, Jr               1996      $-------   $-------      $-------            $-------
Chairman of the Board and       1995       113,750    195,605       200,689             510,044
Chief Executive Officer         1994       103,225    101,112       189,794             394,131

Paolo Fresco                    1996      $-------   $-------      $-------            $-------
Vice Chairman of the Board      1995        35,875     77,555        47,068             160,498
and Executive Officer           1994        30,626     35,450        46,187            284,4167<F7>

John D. Opie                    1996      $-------   $-------      $-------            $-------
Vice Chairman of the Board      1995        34,750     26,007        52,151             112,908
and Executive Officer           1994        29,322     22,384        49,228             100,934

Dennis D. Dammerman             1996      $-------   $-------      $-------            $-------
Senior Vice President,          1995        42,050     18,591        53,144             113,785
Finance                         1994        36,901     10,970        43,404              91,275

Benjamin W. Heineman, Jr        1996      $-------   $-------      $-------            $-------
Senior Vice President,          1995        39,650     26,048        65,157             130,855
General Counsel and Secretary   1994        36,594     15,252        54,485             106,331

----------------------------------------------------------------------------------------------

     <F5> This compensation represents the difference between market interest rates determined pursuant to SEC rules and the 10% to 14% interest credited by the Company on salary deferred by the executive officers under various salary deferral plans in effect between 1987 and 1996. Under all such plans, the executive officers must remain employed by the Company for at least four years following the deferrals, or retire after the full year of deferral, in order to obtain the stated interest rate.

     <F6> This column sets forth the maximum potential estimated dollar value of the Company's portion of insurance premium payments for supplemental life insurance. GE will recover all premiums paid by it, generally upon the later of ten years after purchase of the policy or when the insured executive reaches age
60. The maximum potential value is calculated, in line with current SEC directions, as if the 1996 premiums were advanced to the executive officers without interest until the time the Company expects to recover the premium. Under the terms of the policies, the executive officers would receive significantly reduced value from the premiums paid by the Company if they were to leave the Company prior to retirement.

     <F7> This figure includes net payments to Mr. Fresco of $172,153 which represent customary payments made to employees who are temporarily located outside their home country.



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                                       24




================================================================================
FIVE-YEAR PERFORMANCE GRAPH: 1991 - 1996

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG GE, S&P 500 AND DOW JONES INDUSTRIAL AVERAGE (DJIA)

The annual changes for the five- and sixteen-year periods shown in the graphs on this and the following page are based on the assumption that $100 had been invested in GE stock and each index on December 31st of 1991 (as required by SEC rules) and 1980, respectively, and that all quarterly dividends were re-invested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graphs represent the value that such investments would have had on December 31, 1996.

                  [GRAPH APPEARS HERE]

-------------------------------------------------------------
                      GE              DJIA            S&P 500
-------------------------------------------------------------
1991              $100.00           $100.00           $100.00
1992               115.12            107.42            107.62
1993               145.17            125.67            118.45
1994               145.53            132.04            120.05
1995               211.44            180.85            165.15
1996               296.90            233.16            203.07
-------------------------------------------------------------


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                                       25

================================================================================
SIXTEEN-YEAR PERFORMANCE GRAPH: 1980 - 1996

COMPARISON OF SIXTEEN-YEAR CUMULATIVE TOTAL RETURN AMONG GE, S&P 500 AND DOW JONES INDUSTRIAL AVERAGE (DJIA)

The graph below shows the cumulative total return to GE share owners since December 31, 1980, shortly before Mr. Welch became GE's Chairman and Chief Executive Officer in April 1981, compared with the same indices shown on the previous graph, thus illustrating the relative performance of the Company during his tenure in that position.

                            [GRAPH APPEARS HERE]
------------------------------------------------------------------------
                        GE                        DJIA           S&P 500
------------------------------------------------------------------------
1980                $  100.00                  $ 100.00         $100.00
1981                    98.65                     96.36           95.05
1982                   171.26                    122.60          115.58
1983                   219.19                    154.64          141.66
1984                   219.68                    156.59          150.47
1985                   292.72                    209.40          198.32
1986                   356.72                    266.39          235.36
1987                   375.33                    280.94          247.52
1988                   393.72                    326.44          288.50
1989                   586.48                    432.07          380.03
1990                   538.09                    429.53          368.06
1991                   739.06                    533.82          480.14
1992                   850.77                    573.45          516.74
1993                 1,072.86                    670.87          568.72
1994                 1,075.52                    704.88          576.41
1995                 1,562.65                    965.42          792.97
1996                 2,194.30                  1,244.67          975.03
------------------------------------------------------------------------

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                                       26


STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

As discussed in the Compensation Committee Report beginning on page 17, stock options were granted in 1996 as an incentive for future superior performance leading to increased share owner value. Each stock option permits the holder, generally for a period of ten years, to purchase one share of GE stock from the Company at the market price of GE stock on the date of grant. The relationship between the potential gains in share owner value and the stock options granted to employees in 1996 is illustrated in the examples set forth in the first table on the opposite page.

   That table shows, among other data, hypothetical potential gains from stock options granted in 1996, and the corresponding hypothetical potential gains in total share owner value. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the ten-year life of the stock options granted in 1996 (which would equal a total increase in stock price of 63% and 159%, respectively). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

   The stock options granted to Mr. Welch in 1996, for example, would produce the pre-tax gain of $44,966,000 shown in the first table only if the Company's stock price rises to over $228 per share before Mr. Welch exercises the stock options. Based on the number of shares outstanding at the end of 1996, such an increase in the Company's stock price would produce a corresponding aggregate pre-tax gain of over $231 billion for the Company's share owners. In other words, Mr. Welch's potential gain from stock options granted in 1996 would equal less than two-hundredths of one percent (i.e., 0.019%) of the potential gain to all share owners resulting from the assumed future stock price increases.

   The second table on the opposite page provides information on Stock Appreciation Rights (SARs) exercised by the five most highly compensated executive officers during 1996, as well as information on their SAR and stock option holdings at the end of 1996. SARs expire ten years after the date of grant, and permit the executive officer to receive an amount of cash, before tax, equal to the difference between the grant price of the SAR (which is equal to the closing price of the Company's common stock on the date of grant) and the highest closing price of the Company's common stock during a ten-business-day period, beginning on the third business day following the public release of the Company's quarterly summary statement of sales and earnings, in which the SAR is exercised. As shown in the second table, Mr. Welch received an actual pre-tax gain of $6,215,625 from SARs exercised in 1996. This entire gain was based upon increases in GE's stock price between the date of grant and the date of exercise of these SARs.



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                                       27





STOCK OPTIONS GRANTED IN 1996

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       Potential  Realizable  Value
                                                                                       at Assumed  Annual  Rates of
                                                                                       Stock  Price Appreciation for
                           Individual Grants                                           Ten-Year Grant Term
---------------------------------------------------------------------------   -------------------------------------------------

                                           % of Total
                                              Options    Exercise               At 0%         At 5%                At 10%
                                  Number      Granted     or Base    Expira-   Annual        Annual                Annual
Name of                       of Options       to All   Price Per       tion   Growth        Growth                Growth
Executive/Group                  Granted    Employees       Share       Date     Rate          Rate                  Rate
-------------------------------------------------------------------------------------------------------------------------------

John F. Welch, Jr                 320,000       3.4%      $88.37      9/13/06     0        $17,818,000           $44,966,000

Paolo Fresco                      160,000       1.7%      $88.37      9/13/06     0        $ 8,909,000           $22,483,000

John D. Opie                      100,000       1.1%      $88.37      9/13/06     0        $ 5,568,000           $14,052,000

Dennis D. Dammerman                85,000       0.9%      $88.37      9/13/06     0        $ 4,733,000           $11,944,000

Benjamin W. Heineman, Jr           45,000       0.5%      $88.37      9/13/06     0        $ 2,506,000           $ 6,323,000


All Share Owners                       NA         NA        NA          NA        0    $91,568,000,000<F2>  $231,091,000,000<F2>
All Optionees -                 9,486,825       100%      $84.80       <F1>            $   506,786,000        $1,279,109,000
  % of Total
  Share Owners' Value                  NA         NA        NA          NA        NA            0.6%              0.6%
-------------------------------------------------------------------------------------------------------------------------------

<F1> Options expire on various dates during the year 2006.  Exercise price shown is an average of all grants.

<F2> Based on the number of shares outstanding at December 31, 1996.


================================================================================================================================


AGGREGATED SARs EXERCISED IN 1996, AND DECEMBER 31, 1996 STOCK OPTION AND SAR VALUE


                   Exercised in 1996                                       Unexercised at December 31, 1996
-----------------------------------------------------     ---------------------------------------------------
                                                              Number of SARs        Value of SARs/Options<F1>
                                                          -----------------------   -------------------------

Name of                        Number of    $ Value                       Unexer-                  Unexer-
Executive                         SARs      Realized      Exercisable     cisable   Exercisable    cisable
-------------------------------------------------------------------------------------------------------------

John F. Welch, Jr               100,000   $ 6,215,625     1,080,000     1,160,000   $67,317,500   $39,992,500

Paolo Fresco                     56,000   $ 3,545,500       240,000       580,000   $13,298,750   $19,996,250

John D. Opie                     33,000   $ 1,940,063       163,000       290,000   $ 9,764,813   $ 9,159,375

Dennis D. Dammerman              39,000   $ 1,782,250       160,000       310,000   $ 8,660,625   $10,728,125

Benjamin W. Heineman, Jr         64,000   $ 3,942,000       200,000       165,000   $12,307,625   $ 5,718,750
-------------------------------------------------------------------------------------------------------------


<F1> SAR and option values are based upon the difference between the grant prices of all SARs and options awarded in 1996 and prior years and the December 31, 1996, closing price for the Company's stock of $98.875 per share.


************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       28


================================================================================
CONTINGENT 1997-1999 LONG-TERM PERFORMANCE INCENTIVE AWARDS

The following table sets forth the contingent long-term financial performance incentive awards approved for named executives in 1997. The Management Development and Compensation Committee of the Board approved these awards for senior operating managers and key executives to provide additional emphasis on the attainment of specific Company-wide financial performance measurements (earnings per share, return on total capital, cash flow and operating margin rate) and, where appropriate, specific business unit financial performance measurements, all measured on a cumulative basis from 1997 through 1999 and adjusted to remove the effect of unusual events. The Committee considers these financial performance measurements to be important to the continued growth in long-term share owner value. These awards are contingent upon share owner approval of the performance measurements and maximum allowable payments, as proposed on beginning on page 32, and will be subject to forfeiture if the executive's employment terminates before December 31, 1999 for any reason other than disability, death or retirement.

     If the performance measurements are approved by the share owners, the awards will be payable in the year 2000, if the Company attains any of the threshold, target or maximum goals set by the Committee for the four Company-wide financial performance measurements, and, in the case of executives assigned to a specific business unit, the business unit also attains any of the goals set for the appropriate financial performance measurements of that unit.




-------------------------------------------------------------------------------------------------
                                               Potential Payments In Year 2000 as a Percentage
                                          of Aggregate Salary and Annual Bonuses for 1997-1999
                                          -------------------------------------------------------
Name of                   Performance                   Threshold       Target          Maximum
Executive                   Period                     Payment (%)    Payment (%)     Payment (%)
-------------------------------------------------------------------------------------------------

John F. Welch, Jr.          1/97-12/99                      __%            __%           __%

Paolo Fresco                1/97-12/99                      __%            __%           __%

John D. Opie                1/97-12/99                      __%            __%           __%

Dennis D. Dammerman         1/97-12/99                      __%            __%           __%

Benjamin W. Heineman, Jr.   1/97-12/99                      __%            __%           __%
-------------------------------------------------------------------------------------------------

     This table shows the percentage of the participant's aggregate salary and annual bonuses for January 1, 1997 through December 31, 1999 that would be payable if the Company precisely attained the threshold, or target, or maximum goals set by the Committee for all of the performance measurements. In approving the awards, the Committee also established different potential

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                                       29



payment rates for the participants based upon its judgment of the participants' ability to contribute to the financial performance measurements. Each measurement is weighted equally, and payments will be made for the attainment of any of the three goals for any of the four Company-wide measurements, and, where appropriate, the specific business unit goals. Also, payments will be prorated for performance that falls between goals.

================================================================================
RETIREMENT BENEFITS

Employees are generally eligible to retire with unreduced benefits under Company retirement plans at age 60 or later, and with social security benefits at age 62 or later. The approximate annual retirement benefits provided under Company retirement plans and social security for GE employees in higher salary classifications retiring directly from the Company at age 62 or later are shown in the table below.




------------------------------------------------------------------------------------------
  Estimated Total Annual Retirement Benefits Under the GE Pension Plan, the GE
   Supplementary Pension Plan, the GE Excess Benefit Plan and Social Security

                         Years of service at retirement
Earnings credited for      --------------------------------------------------------------
retirement benefits             20           25           30           35           40
-----------------------------------------------------------------------------------------
$1,000,000                 $  358,717   $  445,345   $  531,974   $  600,000   $  600,000
 1,500,000                    533,717      664,095      794,474      900,000      900,000
 2,000,000                    708,717      882,845    1,056,974    1,200,000    1,200,000
 2,500,000                    883,717    1,101,595    1,319,474    1,500,000    1,500,000
 3,000,000                  1,058,717    1,320,345    1,581,974    1,800,000    1,800,000
 3,500,000                  1,233,717    1,539,095    1,844,474    2,100,000    2,100,000
 4,000,000                  1,408,717    1,757,845    2,106,974    2,400,000    2,400,000
 4,500,000                  1,583,717    1,976,595    2,369,474    2,700,000    2,700,000
 5,000,000                  1,758,717    2,195,345    2,631,974    3,000,000    3,000,000
 5,500,000                  1,933,717    2,414,095    2,894,474    3,300,000    3,300,000
-----------------------------------------------------------------------------------------
Note:  The amounts shown above are applicable to employees retiring in 1997 at age 62.
-----------------------------------------------------------------------------------------

  Amounts shown as "earnings credited for retirement benefits" in this table represent the average annual covered compensation (as defined in the GE Supplementary Pension Plan) paid for the highest 36 consecutive months out of the last 120 months prior to retirement. For 1996, covered compensation for the executive officers named in the table on page 22 is the same as the total of their salary and bonus amounts shown in that table. As of February 7, 1997, those executive officers had the following years of credited service with GE:
Mr. Welch, 36 years; Mr. Fresco, 35 years; Mr. Opie, 35 years; Mr. Dammerman, 29 years; and Mr. Heineman, 9 years. The approximate annual retirement benefits provided under Company retirement plans are payable in fixed monthly payments for life, with a guaranteed minimum term of five years.

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                                       30


================================================================================
APPOINTMENT OF INDEPENDENT AUDITORS

KPMG Peat Marwick LLP have been recommended by the Audit Committee of the Board for reappointment as the Independent Auditors for the Company. KPMG Peat Marwick LLP were the Independent Auditors for the Company for the year ended December 31, 1996. The Firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Subject to share owner approval, the Board of Directors has appointed this Firm as the Company's Independent Auditors for the year 1997.

   Representatives of the Firm are expected to attend the 1997 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate share owner questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

Resolved that the appointment by the Board of Directors of the Firm of KPMG Peat Marwick LLP, Stamford Square, Stamford, Connecticut, as Independent Auditors for the Company for the year 1997 is hereby approved.

===============================================================================
PROPOSAL FOR 2-FOR-1 STOCK SPLIT AND INCREASE IN NUMBER OF AUTHORIZED SHARES

The Board of Directors proposes that the share owners authorize the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 2,200,000,000 shares with a par value of $0.32 per share to 4,400,000,000 shares with a par value of $0.16 per share, and thereby effectuate a 2-for-1 split of the issued and unissued shares of the Company's common stock, including shares held by the Company or its affiliates as treasury stock.

As of February 7, 1997, there were 1,857,013,000 shares of issued common stock, of which ____________ were treasury shares. None of the authorized shares of Company preferred stock has been issued. Neither the common stock nor the preferred stock provide preemptive rights to purchase newly issued shares.

     The Board believes that the proposed 2-for-1 split in the issued common stock would result in a market price that should be more attractive to a broader spectrum of investors and therefore should benefit both the Company and its share owners. The stock split will not result in a change in the stated capital or surplus accounts of the Company.

     The increase in the authorized common shares will not affect the present ratio of authorized but unissued stock to issued stock, thus maintaining the same relative degree of flexibility for the Company in meeting future stock needs. Based on figures as of February 7, 1997, of the 4,400,000,000 common shares which would be authorized, 3,714,026,000 shares would be issued as of the effectiveness of the stock split.

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                                       31


In addition, as a result of the stock split, the number of shares issuable under certain benefit and compensation programs and the dividend reinvestment plans will also be adjusted accordingly.

   No other uses of the remaining shares are planned at the present time. Such shares could be used for general corporate purposes, including future financings or acquisitions. Unless deemed advisable by the Board, no further share owner authorization would be sought for the issuance of such shares.

     The stock split would be accomplished by mailing to each share owner of record, as of the close of business on the effective date of the split, certificates representing, or, in the case of book-entry shares, account statements crediting, one additional share of common stock for each present share of common stock held by the share owner on that date.

     PRESENT CERTIFICATES WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES EVIDENCED THEREBY. PRESENT CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. CERTIFICATES SHOULD NOT BE RETURNED TO THE COMPANY OR TO ITS TRANSFER AGENT.

     If the proposed amendment is approved by the share owners, the Company will apply to the New York and Boston Stock Exchanges, as well as various foreign exchanges on which the Company's common stock is listed, for the continued listing of the stock on a split basis. The split will become effective on the date on which the amendment to the Company's Certificate of Incorporation is accepted for filing by the Secretary of State of New York. This date is presently expected to be April 28, 1997. Share owners of record at the close of business on that date will be entitled to receive one additional share for each share then held. The Company further expects to mail the certificates for the additional shares on May 12, 1997, or as soon thereafter as possible.

     The Company has been advised by its Tax Counsel that, under U.S. federal income tax laws: the receipt of additional shares of common stock in the stock split will not constitute taxable income to the share owners; the cost or other tax basis to a share owner of each old share held immediately prior to the split will be divided equally between the corresponding two shares held immediately after the split; and the holding period for each of the two shares will include the period for which the corresponding old share was held. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a share owner of additional shares of common stock resulting from the split; share owners are urged to consult their tax advisors.

     Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the common stock after the split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

Resolved that the Company's Certificate of Incorporation, as heretofore amended, is hereby authorized to be further amended by:

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       32


Amending Section 3.A thereof to read in its entirety as follows:

      "A. General Authorization

          The aggregate number of shares which the corporation is authorized to issue is 4,450,000,000 shares, consisting of:(1) 4,400,000,000 shares of common stock having a par value of $0.16 per share; and (2) 50,000,000 shares of preferred stock having a par value of $1 per share."; and

providing that the shares of the Company's common stock, par value $0.32 per share, both issued and unissued, be split on a 2-for-1 basis as of the close of business on the effective date of the aforesaid amendment of Section 3.A, but so that the par value of the split shares is $0.16 per share.


===============================================================================
PROPOSAL TO APPROVE EXECUTIVE OFFICER PERFORMANCE GOALS

Section 162(m) of the Internal Revenue Code of 1986 generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their chief executive officers, or any of their other four most highly compensated executive officers, unless such payments are "performance-based" in accordance with conditions specified in that law. One of those conditions requires the Company to obtain share owner approval of the material terms of the performance goals set by a committee of outside directors for certain compensation awards or payments made after the 1997 Annual Meeting. The Management Development and Compensation Committee (the Committee) of the Board believes it is in the best interests of the Company and its share owners to maintain an executive compensation program that allows the Company to attract, retain, and provide appropriate performance incentives for the most qualified and capable executives possible, while also permitting the Company to continue to obtain tax deductions for compensation paid or awarded to them.

     The Committee has therefore established, and in this proposal is requesting share owner approval of the material terms of, performance goals for the following three forms of performance-based compensation to be awarded or paid to the Company's executive officers following the 1997 Annual Meeting: payments of annual bonuses under the GE Incentive Compensation Plan (the IC Plan); awards of Restricted Stock Units (RSUs) granted under the 1990 GE Long-Term Incentive Plan (the 1990 Plan); and payments under long-term performance awards granted under the 1990 Plan, including the 1997-1999 contingent long-term performance awards described on page 28.


     The material terms of the performance goals that must be approved by share owners under Section 162(m) include the employees eligible to receive the performance-based compensation (here, all executive officers of the Company), a description of the business criteria on which each performance goal is based, and either the formula used to calculate the performance-based compensation, or, alternatively, the maximum amount of such compensation that could be awarded or paid to any individual executive officer if the applicable performance goal is met. In accordance with these requirements, the Board is therefore recommending that the share owners approve the business measurements on which each of the performance goals is based and the maximum amount payable to any executive officer under each performance goal. If approved by the share owners, and if the applicable performance goals are met, this proposal would enable the Company to pay or award the three specified forms of performance-based

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       33


compensation to executive officers of the Company, during a five-year period ending with the date of the annual meeting of share owners in the year 2002, and to continue to obtain tax deductions for such payments and awards.

     THE PERFORMANCE GOALS. The performance goals set by the Committee are based upon the following business measurements: (i) the performance goal for annual bonuses under the IC Plan is based upon the Company's annual net earnings as determined under generally accepted accounting principles (GAAP), adjusted to remove the effect under GAAP of unusual events (adjusted net earnings); (ii) the performance goal for awards of RSUs granted under the 1990 Plan is also based upon the Company's annual adjusted net earnings; and (iii) the performance goal for the payment of long-term performance awards granted under the 1990 Plan, including the 1997-1999 awards described on page 28, is based upon one or more of the following business measurements: the Company's cumulative earnings per share, return on total capital, cash flow, and operating margin rate, and, in the case of executive officers assigned to a specific business unit, the operating margin rate, working capital turnover, and inventory or receivable turnover of that unit for the performance period, except in the case of GE Capital Services, where the goal would be based upon that unit's return on equity and net earnings growth during the period, all as adjusted to remove the effect of unusual events.

     If adopted by share owners, this proposal would, for the five-year period described above, approve those measurements and also impose the following limitations on the award or payment of the three specified forms of performance-based compensation to any individual executive officer of the
Company: (a) the amount of any annual bonus paid to any executive officer under the IC Plan could not exceed one-tenth of one percent of the Company's adjusted net earnings for such year; (b) awards for no more than 400,000 RSUs, as adjusted under Section 4(b) of the 1990 Plan (e.g., this number would be doubled if the share owners approve the 2-for-1 stock split in the preceding proposal), could be granted under the 1990 Plan to any executive officer during any three-year period; and (c) the maximum fair market value of any payments to any executive officer under any long-term performance award granted under the 1990 Plan could not, during any three-year period, exceed five times the total salary and annual bonus paid to the Company's Chief Executive Officer for 1996 as shown in the Summary Compensation Table on page 22. The Committee has the discretion

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       34


to reduce the amount of compensation actually paid when a performance goal is met. The Committee has established goals and maximum amounts that it considers to be appropriate in light of foreseeable contingencies and future business conditions, and the Board believes it is in the best interests of the Company and its share owners to allow the Committee to have this amount of flexibility.

     If approved by the share owners, this proposal would not limit the Company's right to award or pay other forms of compensation (including but not limited to salary, or other stock-based awards under the 1990 Plan) to the Company's executive officers, whether or not the performance goals for annual bonuses, RSUs, or long-term performance awards in this proposal are achieved in any future year, and whether or not such other forms of compensation pursuant to such other awards or payments would be deductible, if the Committee determines that the award or payment of such other forms of compensation is in the best interests of the Company and its share owners.

     The material terms of the three forms of performance-based compensation covered in this proposal, and the plans under which they are paid or awarded, are described below, and, where noted below, in the next proposal.

     ANNUAL BONUSES. Annual bonuses for members of management and other key employees of the Company and its affiliates, other than GE Capital Services which maintain separate bonus plans appropriate to its business, are determined and paid under the IC Plan. This plan authorizes the Board to appropriate to an incentive compensation reserve (the Reserve) each year up to 10% of the amount by which the Company's consolidated net earnings exceeds 5% of the Company's average consolidated capital investment, each as defined in the IC Plan. Any amount in the Reserve not allotted to participants in respect of a given year may be carried forward and allotted in subsequent years. The IC Plan is administered by the Committee. The Committee selects employees eligible to participate in the IC Plan, provided that at least one-half of one percent of the aggregate number of employees in the consolidated group (as defined) must be designated to participate each year. Currently, approximately _____ employees are eligible for such selection. A total of ____ employees received allotments under the IC Plan for 1996.

     The Committee also determines the specific amount that may be potentially allotted from the Reserve to each officer of the Company as incentive compensation for a given year. In the case of executive officers, that amount has been, and, if this proposal is approved, would continue to be, a percentage of annual net earnings, subject to certain adjustments, specified by the Committee in writing. If this proposal is approved, an executive officer's allotment would be subject to a maximum annual limit, as discussed above. The Committee determines the amount of the Reserve and the total amount to be allotted to participants. Allotments are paid as soon as practicable following these

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       35


determinations, except that the Committee may require deferral of, or may permit a participant to elect to defer, all or part of his or her allotment. The Committee currently requires all officers to defer a specified amount of cumulative payments under the IC Plan to be accounted for as stock units (i.e., as if they were shares of common stock), with respect to which dividend equivalents are credited and deemed reinvested in additional stock units. The Committee may pay out deferred allotments in cash or in such other manner as the Committee may specify, including in shares. In recent years, all payouts of deferred amounts, including those relating to stock units, have been in cash. Non-deferred payments may be made in cash, shares of Company common stock (valued at their then fair market value), or other securities.

     The Board may amend, suspend, or terminate the IC Plan, including amending the Plan in a way that might increase the Company's costs, provided that share owner approval must be obtained for an amendment that would increase the amount which may be appropriated to the Reserve. Stock units under the IC Plan are subject to adjustment in the event of a stock split (including the 2-for-1 stock split recommended in the preceding proposal), stock dividend, or other extraordinary corporate event. The amounts to be allotted to IC Plan participants for 1997 if the performance goal is approved cannot presently be determined. The amounts allotted to the named executive officers for 1996 under the IC Plan are disclosed in the column labeled Bonus in the Summary Compensation Table on page 22. For 1996, all executive officers as a group and all employees other than executive officers as a group were allotted a total of $ ________ and $ _________, respectively, under the IC Plan.

     RSUS. The proposed performance goals also relate to RSUs to be awarded under the 1990 Plan. The general terms of the 1990 Plan, as presently in effect and proposed to be amended, are described below at pages 37 to 41. Under the 1990 Plan, an RSU represents a right to receive a share of Common Stock, or an equivalent cash payment as the Committee may determine, together with dividend equivalent payments in cash or as additional shares if specified by the Committee, at the end of a specified period. The last sales price of the Company's common stock on February ___, 1997 was $______ as reported on the Consolidated Tape of New York Stock Exchange Listed Securities. RSUs are non-transferable and subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Committee, during a restricted period specified by the Committee. After lapse of these restrictions, settlement of RSUs may be further deferred.

     If this proposal is approved, RSUs would be awarded based upon achievement of a pre-established performance goal for adjusted net earnings, as discussed above. Although the Committee would have discretion to vary the forfeiture conditions of RSUs granted upon achievement of the performance goal, RSUs previously granted by the Committee generally provide for forfeiture if the executive officer is terminated by the Company or voluntarily leaves the Company before retirement, with this risk of forfeiture lapsing as to 25%

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       36


of RSUs three years after grant, as to an additional 25% seven years after grant, and as to the remaining 50% at retirement. The number of RSUs to be awarded following the 1997 Annual Meeting under the 1990 Plan if the performance goals are approved cannot be determined.

     LONG-TERM PERFORMANCE AWARDS. The proposed performance goals also relate to long-term performance awards to be made under the 1990 Plan. These long-term performance awards generally represent rights valued as determined by the Committee and payable to a participant upon achievement of specified performance goals during a specified performance period of greater than one year established by the Committee. If this proposal is approved, the three-year 1997-1999 contingent long-term performance awards would represent a contingent right to receive a payment, the amount of which would be a percentage of the salary and annual bonuses paid to the participant with respect to the three years in the applicable period. The percentage, if any, of such compensation to be used to determine the amount payable under the performance award would be contingent upon the extent of achievement of the pre-established performance goals during the three-year period.

     Under a long-term performance award, the Committee will determine, after the end of the performance period, whether a participant has become entitled to a settlement of his or her performance award, and whether that settlement will be paid in cash, a distribution of shares of common stock, or crediting of stock units, provided that the Committee may permit the participant to elect the form of settlement for all or a portion of the award. Stock units will be settled in cash or shares, as determined by the Committee. If the proposal is approved, then in addition to the 1997-1999 contingent long-term performance awards, the Committee would also be able to grant other long-term performance awards based on the performance goals discussed above.

     The amount payable in settlement of long-term performance awards that may be granted under the 1990 Plan if the performance goals are approved cannot be determined. The grants of 1997-1999 contingent long-term performance awards described on page 28 were made subject to share owner approval of this proposal; if the proposal is not approved by the share owners at the 1997 Annual Meeting, the grants will be rescinded.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE EXECUTIVE OFFICER PERFORMANCE GOALS.

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       37


===============================================================================
PROPOSAL TO AMEND AND EXTEND THE GE 1990 LONG-TERM INCENTIVE PLAN

     Since the share owners approved the GE 1990 Long-Term Incentive Plan (the 1990 Plan) at the 1990 Annual Meeting, certain legal, regulatory, and other developments have made it appropriate to amend and restate the 1990 Plan. For example, Section 162(m) of the Internal Revenue Code, described in the preceding proposal, requires share owner approval of an express limitation on the number of stock options and stock appreciation rights (SARs) that may be awarded to any individual during a specified period in order to permit the Company to continue to obtain tax deductions for payments under such awards to its chief executive officer and other four most highly compensated executive officers. In this proposal, the Board is therefore seeking share owner approval of, among other things, an amendment to the 1990 Plan to include such a limit. The Board has also concluded that the 1990 Plan is achieving its objectives of providing appropriate incentives and rewards to key employees who are contributing to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its share owners, and enabling the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth, and profitability of the Company depend. In light of these developments, and the Board's judgment regarding the benefits to the Company and its share owners of continuing the 1990 Plan, the Board seeks share owner approval to extend the effectiveness of the 1990 Plan from May 1, 2000 to May 1, 2007.

     The following summary describes the 1990 Plan as proposed to be amended and restated (the Restated Plan), noting parenthetically the specific changes being approved. As noted, the key changes are: (1) establishing a maximum limit of 1,500,000 stock options and SARs (subject to adjustment as discussed below) that may be granted to any individual during any three-year period, and (2) extending the term of the plan. This summary is qualified in its entirety by reference to the full text of the Restated Plan, which is attached to this Proxy Statement as Exhibit A.

     The Restated Plan authorizes the granting of awards until May 1, 2007 (May 1, 2000, prior to the amendment) to salaried employees of the Company and its subsidiaries and affiliates in which the Company has a significant equity interest. All ____,____ salaried employees would be eligible for awards under the Restated Plan, and awards have been granted to a total of approximately 22,000 participants under the 1990 Plan in recent years. The Committee has no current plan to significantly change the number of employees receiving grants under the Restated Plan.

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       38


     The Restated Plan permits the granting of: (1) stock options, including incentive stock options entitling the optionee to favorable tax treatment under
Section 422 of the Internal Revenue Code of 1986 (ISOs), (2) SARs, (3) restricted stock and restricted stock units (RSUs), (4) performance awards, (5) dividend equivalents, and (6) other awards valued in whole or in part by reference to or otherwise based on Company common stock (other stock-based awards). Awards generally are granted for no cash consideration, and are generally non-transferrable except upon the death of a participant.

     The Restated Plan will be administered by a committee (the Plan Committee) of the Board consisting exclusively of three or more non-employee directors (the current plan requires Committee members to be "disinterested persons" as defined under SEC Rule 16b-3, which rule has been amended to delete references to disinterested persons). The Plan Committee may select eligible employees to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards; and cancel, suspend, and amend awards. The Plan Committee's determinations and interpretations under the Restated Plan will be binding on all interested parties. The Plan Committee is empowered to act through a subcommittee it may designate, consisting of at least three directors, or with members of the Plan Committee abstaining or recusing themselves, and the full Board may exercise any authority of the Plan Committee under the Restated Plan (these enabling provisions are being added by the amendment, as permitted by new SEC Rule 16b-3 and other regulations). The Board may amend, alter, or discontinue the Restated Plan at any time, including amending it in ways that might increase the cost of the Restated Plan to the Company, provided that share owner approval must generally be obtained for an amendment that would increase the number of shares available for awards or permit the granting of options, SARs, or other stock-based awards encompassing rights to purchase shares at prices below fair market value, other than as described below.

     Awards may provide that upon exercise the participant will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Plan Committee shall determine. The exercise price per share of stock purchasable under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award shall not be less than 100% of the fair market value of the stock or other security on the date of the grant of such option, SAR, or right, or, if the Plan Committee so determines, in the case of certain awards retroactively granted in tandem with or in substitution for other awards under the Restated Plan or for any outstanding awards granted under any other plan of the Company, on the date of grant of such other awards. Any exercise or purchase price may be paid in cash or, if permitted by the Plan Committee, by surrender of shares.

     A participant  granted an option is entitled to purchase a specified number

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                                       39


of shares during a specified term at a fixed price, affording the participant an opportunity to benefit from the appreciation in the market price of GE stock from the date of grant. A participant granted a SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Plan Committee shall so determine in the case of any SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR. Restricted stock and RSUs are awards that are non-transferable and subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Plan Committee, during a restricted period specified by the Plan Committee. Restricted stock provides a participant with all of the rights of a share owner of the Company, including the right to vote the shares and to receive dividends. The terms of RSUs and performance awards are generally described above under the caption Proposal to Approve Executive Officer Performance Goals. Dividend equivalents granted to participants represent a right to receive payments equivalent to dividends or interest with respect to a specified number of shares. Other stock-based awards are awards for which the Plan Committee establishes virtually all terms and conditions. The Plan Committee may also require or permit award payments to be deferred and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral.

     Subject to adjustment as described below, ninety-five one hundredths of one percent (0.0095) of the issued shares of the Company's common stock (including treasury shares) as of the first day of each calendar year (including any partial year) during which the Restated Plan is in effect shall become available for granting awards in such year. Based on the number of such shares outstanding on January 1, 1997, 15,623,149 shares became available for awards in 1997 (the amendment makes no change to the aggregate number of shares that annually become available for use under the Restated Plan).

     Under the Restated Plan, all shares available for granting awards in any year that are not used will be available for use in subsequent years. If any shares subject to any award under the Restated Plan, or under certain previous plans, are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the Restated Plan. If another company is acquired by the Company or an affiliate, any awards made and any of the Company's shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the Restated Plan but, with the exception of grants to certain persons who become executive officers of the Company, would not decrease the number of shares available for grant under the Restated Plan. In any event, the total number of shares that may be delivered pursuant to ISOs granted under the Restated Plan may not exceed 50,000,000 shares, subject to adjustment (i.e., this number would be doubled if share owners approve the proposed 1997 2-for-1 stock split).


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In addition, the number of shares with respect to which options and SARs may be granted under the Restated Plan to any individual executive officer in any three-year period from April 23, 1997 through the end of the term of the Restated Plan may not exceed 1,500,000 shares, subject to adjustment as provided in Section 4(b) of the Restated Plan (e.g., this number would be doubled to 3,000,000 shares if the share owners approved the 1997 2-for-1 stock split). The provision in the preceding sentence is being added by the amendment, so that compensation resulting from options and SARs can qualify as fully deductible performance-based compensation under Section 162(m).

     The Plan Committee may adjust the number and type of shares which may be made the subject of new awards or are then subject to outstanding awards and other award terms, and may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which constitute the three-year, per-person limitations on options and SARs, in the event of a stock split (including the proposed 1997 stock split), stock dividend, or other extraordinary corporate event (the amendment would add to the adjustment provision, the annual per-person limitation). The Plan Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the
Company or its financial statements or of changes in applicable laws, regulations, or accounting principles. The awards that may be granted under the Restated Plan after April 26, 1997 cannot presently be determined. In addition, nothing contained in the Restated Plan prevents the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

     The following is a general summary of the current Federal income tax consequences relating to Plan awards. The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the Restated Plan, including non-qualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as



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                                       41


discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

     As discussed above, Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and SARs, and, subject to share owner approval of the performance goals described above, RSUs and contingent long-term performance awards, granted under the Restated Plan will continue to qualify as performance-based compensation not subject to Section 162(m)'s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Restated Plan will be fully deductible under all circumstances. In addition, other awards under the Restated Plan, such as restricted stock and other stock-based awards, generally will not so qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

     The foregoing general tax discussion is intended for the information of share owners considering how to vote with respect to this proposal and not as tax guidance to participants in the Restated Plan. Different tax rules may apply to specific participants and transactions under the Restated Plan.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE GE 1990 LONG-TERM INCENTIVE PLAN, AS SET FORTH IN ITS ENTIRETY IN EXHIBIT A, PAGES 51 TO 62, EFFECTIVE APRIL 23, 1997.


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===============================================================================
SHARE OWNER PROPOSALS

Some of the following share owner proposals contain assertions about GE which, in the judgment of the Board, are incorrect. Rather than refuting all these inaccuracies, however, your Board has recommended a vote against these proposals for broader policy reasons as set forth following each proposal. Share holdings of the various share owner proponents and, where applicable, names and addresses of filers and co-filers, will be supplied upon oral or written request to GE.


*   SHARE OWNER PROPOSAL NO. 1

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, has notified GE that she intends to present the following proposal at this year's meeting:

     "Resolved: That the stockholders of General Electric recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

     "Reasons: The President of the U.S.A. has a term limit, so do Governors of many states. Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders. No director should be able to feel that his or her directorship is until retirement.

     "If you agree, please mark your proxy FOR this resolution."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     GE believes that requiring all outside directors to leave the Board after six years of service would not be in the best interests of the Company or the share owners. The experience, perspective and judgment of directors who have served well beyond the proposed six-year limit on the Board of a corporation as diverse and complex as GE is an invaluable benefit to the Company. Therefore, your Board recommends a vote against this proposal.


*   SHARE OWNER PROPOSAL NO. 2

GE Stockholders' Alliance, 5349 W. Bar X Street, Tucson, AZ 85713-6402, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

     "Whereas:

     "The last viable U.S. nuclear power plant order was placed in October 1973; all subsequent orders were canceled because nuclear power is acknowledged to be dirty, dangerous and expensive;

     "General Electric is actively seeking foreign markets for nuclear reactors;

     "Nuclear fuel sales and reactor operation abroad provide material for possible diversion to weapons programs, and in spite of customer countries possibly being signatories of the Non-Proliferation Treaty, there is no enforceable way to prevent this diversion;


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                                       43



     "There is still no resolution for the safe isolation of radioactive wastes that must be sequestered from the environment for thousands of years;

     "The inordinate expense of nuclear power plants can threaten the fiscal equilibrium of customer countries, and jeopardize payment to GE; and

     "A serious accident at a GE reactor abroad could cause severe adverse economic, legal and health repercussions that would adversely affect the company;

     "Therefore be it resolved that the shareholders request the Board of Directors determine that GE will no longer seek new nuclear reactor and nuclear fuel sales abroad, and instead, promote the sale of safer, lower-risk, energy-efficient alternate generating systems to foreign markets.

     "Supporting Statement: The Nuclear Regulatory Commission has no technical specifications governing design or siting and no oversight on construction or operations of reactors for export. Compared to the United States, most customer countries have less stringent regulations, fewer trained personnel and less operating experience. The technology is sufficiently complex and hazardous that it is difficult to maintain an adequate level of safety even by our own experienced technicians. The potential for serious accidents is very clear.

     "Nuclear power is in great financial distress domestically in spite of continuing heavy government subsidies. Expansion of nuclear power to additional foreign markets, particularly developing countries, enlarges the pool of possible economic distress. Even government subsides now in place for the export of reactors may not be maintained.

     "Nuclear power's bomb proliferation potential, the mounting evidence of adverse biological effects of radiation, the unresolved problem of nuclear waste disposal, and strong public opposition are additional reasons for the Company to cease the promotion of this technology abroad.

     "Exporting nuclear power, with its possible catastrophic consequences either as power plants or weapons, could threaten the financial integrity of the Company and is socially irresponsible."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     Nuclear power makes a significant contribution to meeting the world's demand for electricity. In 1996, approximately 17% of the world's electrical generating capacity came from nuclear plants. The Nuclear Regulatory Commission in the United States, and similar regulatory bodies in other countries, have the ongoing responsibility to ensure that nuclear facilities operate safely.

     The major focus of GE's profitable nuclear business today is to provide high-quality nuclear fuel and plant support services which ensure safe, efficient utility operations. These products and services should be available to utility customers throughout the world who need and want them. Your Board believes it is also appropriate for GE to participate in the development of advanced designs for nuclear generating plants for sale to utility customers in areas of the world where a mix of technologies will be necessary to supply a growing need for electrical generating capacity. Therefore, your Board recommends a vote against this proposal.

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                                       44



*   SHARE OWNER PROPOSAL NO. 3

Ms. Patricia T. Birnie, 5349 W. Bar X Street, Tucson, AZ 85713-6402, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

     "Whereas: The Superfund Amendment and Reauthorization Act of 1986 has been in effect for 10 years, requiring corporations to reduce production and increase clean up of hazardous effluents, and report to the public on its efforts to clean up hazardous effluents;

     "GE has long expressed a commitment to protect the environment, and has a comprehensive audit system to comply with regulations to protect workers, the public and the environment;

     "In July 1991, the U.S. Environmental Protection Agency identified GE as the potentially responsible party at 62 Superfund sites, more than any other company; and

     "Environmental pollution is one of the world's most urgent problems, affecting the future viability of life;

     "Therefore be it resolved that the Board of Directors shall provide the summary of an environmental report to shareholders in the next annual report, and provide a copy of the full report to shareholders on request, to include:


"1. GE's progress in the remediation and its compliance with EPA cleanup standards at each of the 62 Superfund sites and all other contaminated sites for which the Company is responsible;

"2. GE's progress in making the workplace safer (as measured by the reduction of OSHA violations and penalties), and progress in providing all employees with adequate health insurance, domestic and foreign;

"3. GE's progress in making products more energy efficient and durable, and manufacturing processes more energy efficient, domestic and foreign;

"4. GE's published policies with regard to its efforts to reduce the use of toxic materials and effluents at all company operations, domestic and foreign; and

"5. Status of law suits relating to the Company's involvement in environmental issues, and report of fines from regulatory non-compliance.

   "Supporting Statement: Our Stolen Future by Theo Colborn, Dianne Dumanoski and John Peterson Myers (1996 Dutton Publishing) relates compelling scientific evidence that certain toxic chemicals act as endocrine disruptors in wildlife and humans. These chemicals include dioxins and other chlorine-based organic chemicals, components in herbicides, insecticides, plastics and other industrial products and by-products. The presence of endocrine disruptors, even in minute doses, can damage the endocrine, reproductive and immune systems of life forms, not only in populated industrial areas, but in the most remote locations of the earth. The authors maintain that quality of life and maybe even survival itself are being adversely affected by indiscriminate use of these dangerous synthetic chemicals. Reports in the June 7, 1996 Science journal indicate that the synergistic effect of combinations of these chemicals can be even more damaging than each alone.

     "It is of the greatest importance that manufacturers and processors eliminate the use of endocrine disruptors, and fully clean up old waste sites.


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                                       45


     "GE should make these changes within Company operations, and cooperate with other corporations and government agencies to initiate and implement an international ban on the use of endocrine-disruptive synthetic chemicals."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.


     GE has undertaken substantial efforts to remediate the effects of past waste disposal, to comply with current standards of environmental protection and worker safety, and to prevent future environmental harm. Moreover, GE is accountable to many units and levels of government, both in the United States and in other nations, for sound environmental practices. As part of this accountability, GE complies with extensive governmental reporting requirements regarding environmental matters.

     Under these circumstances -- a substantial Company program and regulatory requirements of localities, states, the federal government and other nations -- your Board does not believe that creating the type of report requested by the proponents would help the Company improve its environmental performance. Therefore, your Board recommends a vote against this proposal.



*   SHARE OWNER PROPOSAL NO. 4


     Missionary Oblates of Mary Immaculate of Texas, 7711 Madonna Drive, San Antonio, TX 78216-6696, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

     "Whereas, we believe U.S. companies have the responsibility wherever they do business to pay employees a living sustainable wage, enabling them to provide for themselves and their families.

     "The economic crisis in Mexico, precipitated by the peso devaluation in December, 1994, has further undermined the purchasing power of maquiladora workers. Prior to the crisis, the average pay of a maquiladora worker was $30 to $50 for a 48-hour week. The 1995 inflation rate of over 50%, contributed to the dramatic decline in workers' purchasing power. We believe that the modest wage increases suggested by the Mexican government in 1995 and 1996 do not adequately address the workers' loss of purchasing power.

     "A 1994 market basket study, using First Quarter, 1994 figures prior to the devaluation, reveals a maquiladora worker worked 69.0 minutes to purchase 5 lbs. of rice, 113.2 minutes for cooking oil (48 oz.), 87.0 minutes for 1 lb. of chicken, 142.9 minutes for a gallon of milk, and 69.8 minutes for one dozen eggs (Market Basket Survey, Ruth Rosenbaum, 1994).

     "Pollution from the maquiladora industry is a bi-national problem which threatens the health of citizens both in Mexico and the United States. Hazardous waste pollutes rivers and aquifers and contaminates drinking water. Accidental chemical leaks from plants or transportation vehicles carrying hazardous materials impact both sides of the border.

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                                       46


     "Resolved: The shareholders request the Board of Directors to initiate a review of our company's maquiladora operations, including the adequacy of wage levels and environmental standards and practices. A summary report of the review and recommendations for changes in policies, programs and practices in light of this review to be made available to shareholders within six months of the 1997 meeting.

     "Supporting Statement: The proponents of this resolution firmly believe there is a need for strict, enforceable standards of conduct for corporations operating around the world, including Mexico. We believe corporations should protect the environment and pay sustainable community wages which are significantly higher than the marginal survival wages paid in the maquiladoras. We define a sustainable community wage as one that allows a worker to meet basic needs, set aside money for future purchases and earn enough discretionary income to participate in support of the development of small businesses in a local community (Market Basket Survey).

     "It is essential that our company regularly review its environmental performance, as well as its wages and benefits policies, including average wages paid to employees, how these compare to the local cost of living and poverty level, and the level of profit sharing with employees (required by Mexican law). We propose that the reviews utilize an ongoing Purchasing Power Index study to determine a sustainable community level salary. Our company should consider additional ways to support environmentally sound sustainable development in the communities where it operates."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

     GE is committed to operating its maquiladora facilities in compliance with all applicable Mexican laws and regulations and in accordance with GE's policies and procedures. GE's maquiladora facilities benefit their employees because they provide wages which are fair and competitive for the region. These facilities also provide quality training, work and benefits.

     GE constantly reviews the working conditions and environmental performance of its maquiladora facilities in light of applicable law and regulation and GE's policies and procedures, in order to advance the Company's goals of providing fair and competitive wages and following sound environmental practices.

     Because it believes that the Company's review process is sufficient, your Board recommends a vote against this proposal.

*   SHARE OWNER PROPOSAL NO. 5

International Brotherhood of Teamsters, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, has notified GE that it intends to present the following proposal at this year's meeting:

     "That the shareholders of General Electric request that the Board of Directors establish a policy that no executive will be compensated more than $1 million per year, regardless of when such compensation is paid, unless the compensation is paid in accordance with a performance-based plan disclosed to

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                                       47


shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of the compensation. This policy shall be created in such a manner that it applies only to future contracts and does not affect any current contractual obligations.

     "Supporting Statement: Recently the New York Times ran an investigative series which focused on deferred compensation which can be a detriment to shareholders in a number of ways.

     "Deferred compensation can obscure the exact extent of compensation. The Times reports that General Electric promised Mr. Welch `an interest rate of 14 percent when he deferred $1 million of his $2 million base salary last year. It also gave him a $35,000 matching contribution, the same 3.5 percent rate that the company gives other employees in their 401(k) savings.' As Christopher Drew and David Cay Johnston point out in, Tax Breaks for Executives Who Earn Now, Pay
Later:

         `... the executive is able to build a much bigger nest egg than people who have to pay taxes immediately, taking greater advantage of the magical compounding power that makes all these plans so attractive. Take John F. Welch Jr., chief executive at the General Electric Company. By deferring taxes on $1 million last year, he stands to have $263,000 more within five years than he otherwise would have had.'

     "The Times calculation assumes that had Mr. Welch received the money in one year, paid taxes, and invested the remainder, he would have found a secure investment with the same 14% interest. If the interest rate he earned on private investment was lower, the difference in the sum would be greater.

     "Deferred compensation is being used as a method of avoiding shareholder votes on compensation plans. Internal Revenue Code Section 162(m) generally eliminated the business expense deduction for annual compensation of over $1 million, except when this compensation is paid out under a pay-for-performance plan approved by share holders.

     "One loophole corporate lawyers have exploited to help companies avoid paying taxes on excessive compensation, while at the same time to avoid seeking shareholder approval, has been to put ever-increasing amounts in deferred compensation. This seems to circumvent part of the intent of the IRS Code by depriving shareholders of their prerogative to vote.

     "Board members are closest to executive performance, and it is right that an independent board make proposals on executive compensation. However, deferred compensation should not be used as a way to obscure compensation figures or to deprive shareholders of their right to make such decisions.

     "For the above reasons we urge you to vote FOR the proposal."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     GE's leaders are among its most valuable resources. In order to maintain GE's ability to attract and retain the world's best business leaders, the Company needs the flexibility to develop highly competitive and responsive individual compensation plans. Requiring that all annual compensation over $1 million for any executive be paid under a performance-based plan approved in



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                                       48


advance by share owners would adversely limit and delay the Company's ability to respond to competitive needs in the market for executive talent and impair its ability to attract and retain the world's best business leaders.

     Because the Board believes that the Company's continued success depends upon having the flexibility needed to hire and retain the best business leaders available, your Board recommends a vote against this proposal.


*   SHARE OWNER PROPOSAL NO. 6

The Sisters of Charity of the Incarnate Word, 6510 Lawndale, Houston, Texas 77223-0969, has notified GE that it intends to submit the following proposal at this year's meeting:

     "Whereas the proponents of this resolution believe that General Electric should establish criteria to guide management in bidding for and executing military contracts, we propose the following for Board and management study.

     "Resolved: The shareholders request the Board of Directors to commission a subcommittee to develop criteria for acceptance and execution of military contracts and to report these criteria at the 1997 annual meeting. Proprietary information may be omitted and cost limited to a reasonable amount.

     "Statement of Support: The proponents of this resolution believe corporate social responsibility in a successful free enterprise society demands that business conduct be ethically correct, socially supportive and economically useful as well as financially profitable. Therefore, we recommend the criteria include:

   - Basic cannons of ethical business practice such that human rights and fair labor standards are upheld

   - Long-term environmental impact and waste management

   - Stability of employment, including descriptions of conversion plans and funding sources; strategies identifying community needs; employees' ideas and market opportunities; membership in state and/or local government economic conversion task forces

   - Lobbying and marketing practices, including costs

   - Limits on military contracts measured by a percentage of sales

   - Competitive bidding

   - Sale of weapons, weapons parts and dual-use technology to foreign governments, other companies and individuals

   - Sourcing and contracting which respects the culture of a foreign country but does not e.g., permit prison, forced or child labor and corporal punishment

   - Contracts for nuclear, biological and chemical weapons, parts and


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                                       49


     technologies.


     "Global security is not just security of territory, it is security of people. It is not just security through weapons, it is security through jobs, human development, environmental sustainability, improvement of conditions in the community at large.

     "A YES vote recommends these criteria for consideration by the Board.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

   GE is committed to doing business in full compliance with all applicable laws and in accordance with Company policies regarding such matters as business standards; environment, health and safety; and fair treatment of employees. These policies apply to all GE operations, including those involving military contracts. Thus, GE's business leaders must determine that the Company's government contracts activities meet applicable legal requirements, adhere to the Company's ethics policies and satisfy standards of sound business judgment.

     Because it believes that the Company's process for reviewing the types of matters raised in the proposal is sufficient, your Board recommends a vote against this proposal.


===============================================================================
OTHER MATTERS


*   SHARE OWNER PROPOSALS FOR 1998

Under the rules of the Securities and Exchange Commission, share owner proposals submitted for next year's Proxy Statement must be received by GE no later than the close of business on November _, 1997, to be considered. Proposals should be addressed to Benjamin W. Heineman, Jr., Secretary, General Electric Company, Fairfield, Connecticut 06431.



*   VOTING SECURITIES

Share owners of record at the close of business on March 6, 1997, will be eligible to vote at the meeting. The voting securities of GE consist of its $0.32 par value common stock, of which _____________ shares were outstanding on February 7, 1997. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted.

     Individual votes of share owners are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual share owner voting records is limited to the Independent Inspectors of Election (The Corporation Trust Company) and certain employees of GE and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

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*   VOTE REQUIRED FOR APPROVAL

The 14 nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. A favorable vote of the majority of the outstanding shares entitled to vote is required for the approval of the 2-for-1 stock split and increase in the number of authorized shares and for the amendment and extension of the GE 1990 Long-Term Incentive Plan. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Abstentions and broker non-votes will not be counted as votes for the proposed 2-for-1 stock split and increase in authorized shares, nor for the amendment and extension of the GE 1990 Long-Term Incentive Plan. However, as they will not be treated as votes cast under New York law, they will have no effect on the outcome of the other matters to be voted on at the meeting.



*   MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for director named earlier in this Proxy Statement; (2) for approval of the appointment of Independent Auditors; (3) for approval of the management proposals relating to the stock split and increase of authorized shares, executive officer performance goals, and the amendment and extension of the GE 1990 Long-Term Incentive Plan and (4) against the share owner proposals described in this Proxy Statement.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment. Except for omitted share owner proposals, the Board knows of no other matters which may be presented to the meeting.



*   SOLICITATION OF PROXIES

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means, or in person, and solicitation costs will be paid by GE. Copies of proxy material and of the Annual Report for 1996 will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and GE will reimburse such record holders for their reasonable expenses. Morrow & Co. has been retained to assist in soliciting proxies at a fee of $________, plus distribution costs and other costs and expenses.


                                                                  March 12, 1997






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===============================================================================
EXHIBIT A


* PROPOSED GE 1990 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF APRIL 23, 1997

SECTION 1. PURPOSE

The purposes of this GE 1990 Long-Term Incentive Plan (the "Plan") are to encourage selected salaried employees of General Electric Company (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its share owners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) "Committee" shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than three directors, each of whom is not an employee of the Company or an Affiliate.

(f) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

(g) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.



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(h)  "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(i)  "1983 Plan" shall mean the Company's 1983 Stock Option-Performance Unit
     Plan.

(j) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(k)  "Option"  shall mean an  Incentive  Stock Option or a  Non-Qualified  Stock
     Option.

(l) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(m) "Participant" shall mean a Salaried Employee designated to be granted an Award under the Plan.

(n) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(o) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(p) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(q) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(r) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

(s) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(t) "Salaried Employee" shall mean any salaried employee of the Company or of any Affiliate.

(u) "Shares" shall mean the common shares of the Company, $0.32 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(v) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated




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in connection with) Awards; (iv) determine the terms and conditions of any
Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any share owner, and any employee of the Company or of any Affiliate. Actions of the Committee may be taken either (i) by a subcommittee, designated by the Committee, composed of three or more members, or (ii) by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

      (i) CALCULATION OF NUMBER OF SHARES AVAILABLE. The number of Shares available for granting Awards under the Plan in each calendar year or, in the case of the years 1990 and 2007, part thereof shall be ninety-five one-hundredths of one percent (0.0095) of the issued Shares (including, without limitation, treasury Shares) as of the first day of such year; provided, however, that the number of Shares available for granting Awards in any calendar year shall be increased in any such year by the number of Shares available under the Plan in previous years but not covered by Awards granted under the Plan in such years. Further, if, after the effective date of the Plan, any Shares



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                                       54


          covered by an Award granted under the Plan or by an award granted under the 1983 Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan. Notwithstanding the foregoing but subject to adjustment as provided in
          Section 4(b), no more than fifty million (50,000,000) Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options.

      (ii)ACCOUNTING FOR AWARDS. For purposes of this Section 4,

             (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

             (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the committee consistent with the purposes of the Plan;

          PROVIDED, HOWEVER, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 1983 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

      (iii)SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate




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                                       55


    in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

SECTION 6. AWARDS

(a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

      (i) EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

      (ii)OPTION TERM. The term of each Option shall be fixed by the Committee.

      (iii)TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or


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                                       56


          deemed to have been made.

      (iv)INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

      (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to
          Participants.

      (ii)RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

      (iii)REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

      (iv)FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria



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          established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and
     (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Awards Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(e) DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
    Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other

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     property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g) GENERAL.

      (i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (ii)AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

      (iv)LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian



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                                       59

          or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate


      (v) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

      (vi)PER-PERSON LIMITATION ON OPTIONS AND SARS. The number of Shares with respect to which Options and SARs may be granted under the Plan to an individual Participant in any three-year period from April 23, 1997 through the end of the term of the Plan shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).


      (vii) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the share owners of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

      (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;
          or

      (ii)permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 6(a), 6(b), or 6(f) hereof.

(b) AMENDMENTS  TO AWARDS.  The  Committee  may waive any  conditions  or rights

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                                       60


    under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

(c) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(d) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4 (b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(e) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. GENERAL PROVISIONS

(a) NO RIGHTS TO AWARDS. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) DELEGATION. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Salaried Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

(c) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the



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    Plan and to take such other action as may be necessary in the opinion of the
    Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

(g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

************************ PRELIMINARY SUBJECT TO CHANGE ***********************
                                       62


SECTION 9. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the share owners of the Company.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan after May 1, 2007. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

************************ PRELIMINARY SUBJECT TO CHANGE ***********************




                       1997 ANNUAL MEETING OF SHARE OWNERS

                         10:00 a.m., EDT, April 23, 1997
                           Charlotte Convention Center
                            501 South College Street
                         Charlotte, North Carolina 28202

                             CUT OFF AT DOTTED LINE


                            ADVANCE REGISTRATION FORM

Send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend or send a representative to the Annual Meeting.

Attendance at the Annual Meeting is limited to GE share owners, members of their immediate family or their named representative. We reserve the right to limit the number of guests or representatives who may attend the meeting.



                                 (PLEASE PRINT)




Share Owner's
Name __________________________________________________________________________


Address ________________________________________________________________________



_____________________________________________________  Zip ____________________

Name(s) of
Family Member(s)
Who Will Also Attend __________________________________________________________


I am a GE Share Owner. My Representative at the Annual Meeting will be:

-------------------------------------------------------------------------------
         (Admission card will be returned c/o the share owner's address)




                       ------------------------------------
                             Share Owner's Signature

                                                                  PRELIMINARY

                                            [GE Logo] PROXY FORM

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHARE OWNERS, APRIL 23, 1997

The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) John F. Welch, Jr., Gertrude G. Michelson and Benjamin W. Heineman, Jr. or any of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the share owner(s) would be entitled to vote on all matters which may come before the 1997 Annual Meeting of Share Owners and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD AND PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

The nominees for Director are:  D. Wayne Calloway, Silas S.
Cathcart, Dennis D. Dammerman, Paolo Fresco, Claudio X.
Gonzalez, Gertrude G. Michelson, Sam Nunn, John D. Opie, Roger
S. Penske, Barbara Scott Preiskel, Frank H. T. Rhodes, Andrew C.
Sigler, Douglas A. Warner III, and John F. Welch, Jr.

FOR PARTICIPANTS IN GE'S SAVINGS AND SECURITY PROGRAM (S&SP):

IN ACCORDANCE WITH THE TERMS OF THE SAVINGS AND SECURITY PROGRAM (S&SP), ANY SHARES HELD IN THE SHARE OWNER'S S&SP ACCOUNT ON THE RECORD DATE WILL BE VOTED BY THE TRUSTEES OF THE S&SP TRUST IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE, AND IN ACCORDANCE WITH THE JUDGMENT OF THE TRUSTEES UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO INSTRUCTIONS ARE PROVIDED OR IF THIS CARD IS NOT RECEIVED ON OR BEFORE APRIL 21, 1997, SHARES HELD IN THE SHARE OWNER'S S&SP ACCOUNT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF GE'S BOARD OF DIRECTORS.

                         INSPECTORS OF ELECTION
                         P.O. BOX 20190
                         NEWARK, NJ 07101-9759

                                                                  PRELIMINARY
                                            [GE Logo] PROXY FORM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS A, B AND C, D and E.

A. Election of Directors

   For          Withhold
   All   [ ]    for All   [ ]       Exceptions [ ]

   Exceptions _______________________________________________

   INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the exception box and write the person(s) name(s) on the space provided above.

B. KPMG Peat Marwick LLP as Independent Auditors.

   For   [ ]    Against   [ ]       Abstain   [ ]


C. Proposal for 2-for-1 Stock Split and Increase in Number of
   Authorized Shares

   For   [ ]    Against   [ ]       Abstain   [ ]



D. Proposal to Approve Executive Officer Performance Goals

   For   [ ]    Against   [ ]       Abstain   [ ]


E. Proposal to Amend and Extend the GE 1990 Long-Term Incentive
   Plan

   For   [ ]    Against   [ ]       Abstain   [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHARE OWNER PROPOSALS 1 THROUGH 6.

1. Term Limit for Outside Directors

   For   [ ]    Against   [ ]       Abstain   [ ]

2. GE's Nuclear Power Business

   For   [ ]    Against   [ ]       Abstain   [ ]

3. Environmental Report

   For   [ ]    Against   [ ]       Abstain   [ ]

4. Maquiladoras Report

   For   [ ]    Against   [ ]       Abstain   [ ]

5. Executive Compensation Limits

   For   [ ]    Against   [ ]       Abstain   [ ]

6. Military Contracts Standards

   For   [ ]    Against   [ ]       Abstain   [ ]


                         If you do not wish to receive an
                         Annual Report for this account, please
                         mark this box.                   [ ]

                         To include any comments please mark
                         this box and use reverse side.   [ ]

                         To change your address please mark
                         this box and correct at left.    [ ]

 (When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Dated: ____________________________, 1997

-----------------------------------------
Signature of Share Owner

-----------------------------------------
Signature of Share Owner

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING
ENVELOPE.

VOTE MUST BE INDICATED [X] IN BLACK OR BLUE INK.

[GE Logo]
                                        General Electric Company
                                        3135 Easton Turnpike,
                                        Fairfield, CT  06431


                                        April 9, 1997



Dear Share Owner:

We have not, as yet, received your proxy for GE's Annual Meeting of Share Owners to be held on April 23.

I sincerely believe that as a share owner you will want to have your shares represented and voted the way you wish at the meeting.

Accordingly, we are enclosing a duplicate proxy statement and proxy form. If you've just recently mailed back your original proxy, you needn't send another. If, however, that is not the case, please complete, sign and mail this form as soon as possible. By doing so, you can be sure your shares will be represented at the meeting whether or not you plan to attend.

                                               Cordially,




                                               /s/ John F. Welch, Jr.
                                               Chairman of the Board